                                                                EXHIBIT 10.14

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------



                       REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                     dated as of

                                    May 13, 1998

                                       between

                              Rubio's Restaurants, Inc.
                                and its Subsidiaries

                                        and

                                  BANKBOSTON, N.A.


-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

     1.1    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .  -1-

     1.2    Terms Generally. . . . . . . . . . . . . . . . . . . . . . . . -13-

     1.3    Accounting Terms; GAAP . . . . . . . . . . . . . . . . . . . . -13-

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -14-

     The Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -14-

     2.1    Revolving Credit and Term Loan Commitments . . . . . . . . . . -14-

     2.2    Loans and Borrowings . . . . . . . . . . . . . . . . . . . . . -14-

     2.3    Requests for Borrowings. . . . . . . . . . . . . . . . . . . . -15-

     2.4    Termination and Reduction of Commitments . . . . . . . . . . . -15-

     2.5    Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . -16-

     2.6    Prepayment of Loans. . . . . . . . . . . . . . . . . . . . . . -16-

     2.7    Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . -18-

     2.8    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -20-

     2.9    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . -21-

     2.10   Alternative Rate of Interest . . . . . . . . . . . . . . . . . -22-

     2.11   Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . -22-

     2.12   Break Funding Payments . . . . . . . . . . . . . . . . . . . . -23-

     2.13   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-

     2.14   Payments Generally . . . . . . . . . . . . . . . . . . . . . . -25-

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -25-

     Representations and Warranties. . . . . . . . . . . . . . . . . . . . -25-

                                      (i)

                                                                          PAGE
                                                                          ----
     3.1    Organization; Powers . . . . . . . . . . . . . . . . . . . . . -25-

     3.2    Authorization; Enforceability. . . . . . . . . . . . . . . . . -25-

     3.3    Governmental Approvals; No Conflicts . . . . . . . . . . . . . -26-

     3.4    Financial Condition; No Material Adverse Change. . . . . . . . -26-

     3.5    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . -27-

     3.6    Litigation and Environmental Matters . . . . . . . . . . . . . -27-

     3.7    Compliance with Laws and Agreements. . . . . . . . . . . . . . -27-

     3.8    Investment and Holding Company Status. . . . . . . . . . . . . -28-

     3.9    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -28-

     3.10   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -28-

     3.11   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . -28-

     3.12   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . -29-

     3.13   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . -29-

     3.14   Material Indebtedness, Liens and Agreements. . . . . . . . . . -29-

     3.15   Federal Reserve Regulations. . . . . . . . . . . . . . . . . . -29-

     3.16   Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . -29-

     3.17   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . -29-

     3.18   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . .-30-

     3.19   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -30-

     Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-

     4.1    ClosingDate. . . . . . . . . . . . . . . . . . . . . . . . . . -30-

     4.2    Each Extension of Credit . . . . . . . . . . . . . . . . . . . -32-

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -33-


                                      (ii)

                                                                          PAGE
                                                                          ----
     Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . -33-

     5.1    Financial Statements and Other Information . . . . . . . . . . -33-

     5.2    Notices of Material Events . . . . . . . . . . . . . . . . . . -35-

     5.3    Existence; Conduct of Business . . . . . . . . . . . . . . . . -35-

     5.4    Payment of Obligations . . . . . . . . . . . . . . . . . . . . -35-

     5.5    Maintenance of Properties; Insurance . . . . . . . . . . . . . -36-

     5.6    Books and Records; Inspection Rights . . . . . . . . . . . . . -36-

     5.7    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . -36-

     5.8    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . -36-

     5.9    Compliance with Agreements . . . . . . . . . . . . . . . . . . -36-

     5.10   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . -37-

     5.11   Certain Obligations Respecting Collateral Security . . . . . . -37-

     5.12   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -37-

     5.13   Communication with Accountants . . . . . . . . . . . . . . . . -38-

     5.14   Intellectual Property. . . . . . . . . . . . . . . . . . . . . -38-

     5.15   Landlord Consent . . . . . . . . . . . . . . . . . . . . . . . -38-

ARTICLE VI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

     Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . -38-

     6.1    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . -38-

     6.2    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-

     6.3    Contingent Liabilities . . . . . . . . . . . . . . . . . . . . -40-

     6.4    Fundamental Changes; Asset Sales; Permitted Acquisitions . . . -40-

     6.6    Restricted Payments. . . . . . . . . . . . . . . . . . . . . . -41-

     6.7    Transactions with Affiliates . . . . . . . . . . . . . . . . . -41-


                                      (iii)

                                                                          PAGE
                                                                          ----
     6.8    Distributions. . . . . . . . . . . . . . . . . . . . . . . . . -41-

     6.9    Certain Financial Covenants. . . . . . . . . . . . . . . . . . -41-

     6.10   Sale-Leaseback Transactions. . . . . . . . . . . . . . . . . . -42-

     6.11   Lines of Business. . . . . . . . . . . . . . . . . . . . . . . -42-

     6.12   Name and Location. . . . . . . . . . . . . . . . . . . . . . . -42-

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-

     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . -42-

     7.1    Events of Default. . . . . . . . . . . . . . . . . . . . . . . -42-

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -45-

     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . -45-

     8.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . -45-

     8.2    Waivers; Amendments. . . . . . . . . . . . . . . . . . . . . . -45-

     8.3    Expenses; Indemnity: Damage Waiver . . . . . . . . . . . . . . -46-

     8.4    Successors and Assigns . . . . . . . . . . . . . . . . . . . . -47-

     8.5    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . -48-

     8.6    Counterparts; Integration; References to Agreement;
            Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . -48-

     8.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . -48-

     8.8    Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . . -48-

     8.9    Governing Law; Jurisdiction; Consent to Service of Process . . -49-

     8.10   Waiver of Jury Trial.. . . . . . . . . . . . . . . . . . . . . -49-

     8.11   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . -49-

     8.12   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . -50-

                                      (iv)

                             LIST OF EXHIBITS/SCHEDULES


 Exhibit    A       Revolving Credit Note

 Exhibit    B       Term Note

 Exhibit    C       Notice of Borrowing/Conversion

 Exhibit    D       Security Agreement

 Exhibit    E       Warrant

 Exhibit    F       Intellectual Property Security Agreement

 Exhibit    G       Landlord Waiver

 Exhibit    H       Monthly Finished Goods Inventory Reports

 Exhibit    I       Compliance Certificate



 Schedule   3.3     Governmental Approvals

 Schedule   3.4     Balance Sheets

 Schedule   3.5     Properties

 Schedule   3.6     Litigation and Environmental Matters

 Schedule   3.11    Acquisition Agreement

 Schedule   3.12    Capitalization

 Schedule   3.13    Subsidiaries

 Schedule   3.14    Material Indebtedness

 Schedule   3.18    Labor Matters

 Schedule   3.19    Brokers

 Schedule   5.10    Existing Term Debt

 Schedule   6.6     Stock Option Plans

 Schedule   6.7     Transactions with Affiliates

 Schedule   6.8     Distributions

                                     (v)

                      REVOLVING CREDIT AND TERM LOAN AGREEMENT

     REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of May 13, 1998 between Rubio's Finished Goods Inventorys, Inc. and its Subsidiary listed on Schedule 3.13, (collectively the "Borrower) and BANKBOSTON, N.A., (the "Bank").

     The parties hereto agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ADJUSTED BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Base Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the BankBoston Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the BankBoston Base Rate or the Federal Funds Effective Rate, respectively.

     "ADJUSTED LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any Borrower or a Subsidiary thereof and (b) none of the Borrower or its Subsidiaries shall be Affiliates.

     "BANKBOSTON" means BankBoston, N.A., a national banking association.

     "BASE RATE" means the rate of interest per annum publicly announced from time to time by BankBoston as its base rate in effect at its principal office in Boston, Massachusetts; each change in the BankBoston Base Rate shall be effective from and including the date such change is publicly announced as being effective.

     "BASE RATE LOAN" means any Loan hereunder which bears interest at a rate determined by reference to the Adjusted Base Rate.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" means Rubio's Restaurants, Inc., a Delaware Corporation and the Subsidiary listed on Schedule 3.13.

     "BORROWER'S ACCOUNTANT" means Deloitte, Touche LLP or such other accountant reasonably satisfactory to the Bank.

     "BORROWING" means Loans of a particular Class, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed;

Capital Expenditures.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by the Bank with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

     "CLASS" when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan or the Loans comprising such Borrowing are Revolving Credit Loans or Term Loans.

     "CLOSING DATE"  means the date upon which all conditions set forth in
Section 4.1 are satisfied or have been waived by the Bank in writing or the Bank permits the Borrower to complete at a date after the Closing Date in writing.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means, collectively, all of the Property (including capital stock) in which Liens are granted pursuant to the Collateral Documents as security for all obligations of the Borrower hereunder.

     "COLLATERAL DOCUMENTS" means the Security Agreement, the Intellectual Property Security Agreement, and all other instruments or documents delivered by the Borrower or any shareholder pursuant to this Agreement or any of the other Loan Documents in order to grant to the Bank a Lien on any real, personal or mixed property of the Borrower as security for any of its obligations hereunder.

     "COMMITMENTS" means the Revolving Credit Commitment and the Term Loan Commitment, as applicable.

     "COMPLIANCE CERTIFICATE" means a certificate required to be delivered by the Borrower to the Bank pursuant to Section 5.1(d) signed by a Senior Officer, in substantially the form of Exhibit I hereto.

     "CONSOLIDATED CASH FLOW" means for any period, the amount equal to the sum of (a) Consolidated EBITDAR for such period minus (b) cash payments for all taxes paid during such period, plus (c) net proceeds of Dispositions of assets minus (d) the aggregate amount of Maintenance Capital Expenditures during such period (all of the forgoing on a consolidated basis with any Subsidiary of the Borrower).

     "CONSOLIDATED EBITDA" means, for any period, the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries, if any, (determined in accordance with GAAP), plus (b) the consolidated income tax expense and consolidated Interest Expense of the Borrower and its Subsidiaries, if any, plus, (c) consolidated depreciation and amortization expenses of the Borrower and its Subsidiaries, if any, plus (d) other consolidated non-cash charges of the Borrower and its Subsidiaries, if any, minus (e) other consolidated non-cash credits of the Borrower and its Subsidiaries, if any (provided that all of the forgoing shall be calculated without reference to any extraordinary and unusual gain during such period).

     "CONSOLIDATED EBITDAR" means, for any period, Consolidated EBITDA for any period plus Consolidated Rental Expenses of the Borrower and its Subsidiaries, if any.

     "CONSOLIDATED FINANCIAL OBLIGATIONS" for any period, the sum of scheduled payments of Indebtedness of the Borrower and its Subsidiaries, if any, including, without limitation, payments of principal and interest (including the interest portion of any payment under a Capital Lease Obligation), commitment or similar fees on Indebtedness of the Borrower and its Subsidiaries, if any, and Consolidated Rental Expenses for such period.

     "CONSOLIDATED FUNDED INDEBTEDNESS" means the Indebtedness of the Borrower and it Subsidiaries, if any, on a consolidated basis as described in clauses
(a), (b) and (c) of the definition of "Indebtedness.", plus the aggregate maximum amount which can be drawn under all outstanding Letters of Credit, plus (without duplication) all Indebtedness under clauses (e) and (f) of the definition of "Indebtedness".

     "CONSOLIDATED NET INCOME" means net income of the Borrower on a consolidated basis with its Subsidiaries, if any, determined in accordance with GAAP.

     "CONSOLIDATED RENTAL EXPENSES" means for any period the total rental payments on operating leases of the Borrower and its Subsidiaries, if any.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

     "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower to any Person excluding (a) the granting of Liens to the Bank pursuant to the Collateral Documents and (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Borrower and (iii) any Collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies by the Bank thereunder; provided that the first $100,000 of such sales, transfers or other dispositions of property in any twelve month period shall not be a Disposition for purposes hereof and the proceeds may be retained by the Borrower.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan,
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section

412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan,
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Section 7.1.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Boston, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

     "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Liens permitted pursuant to Section 6.2 to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTY" means a guaranty, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guaranty of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guaranty" and "Guarantees" used as a verb shall have a correlative meaning.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "INDEBTEDNESS" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 90 days after the date the respective goods are delivered or the respective services are rendered; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others Guarantied by such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership other than an LLP in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement in form attached as Exhibit F.

     "INTEREST EXPENSE" means, for any period, the sum, for the Borrower and its Subsidiaries, if any, on a consolidated basis (determined in accordance with GAAP), of the following: (a) all interest in respect of Consolidated Funded Indebtedness accrued, paid or capitalized during such period plus (b) all fees due the Bank hereunder related to loans hereunder.

     "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any LIBOR Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part.

     "INTEREST PERIOD" means with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

          (x) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date,

          (y) no Interest Period for any Term Loan may commence before and end after any Quarterly Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Quarterly Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Quarterly Date, and

          (z) notwithstanding the foregoing clauses (x) and (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

     "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed "Investments" for purposes hereof.

     "LANDLORD WAIVER" means, with respect to a letter from the Borrower's lessors in the form of Exhibit G annexed hereto or such other form as may be approved by the Bank in its sole discretion.

     "LETTER OF CREDIT" means a documentary or standby letter of credit issued by the Bank on behalf of the Borrower under the terms of this Agreement.

     "LC DISBURSEMENT" means a payment made by the Bank pursuant to a Letter of Credit.

     "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

     "LIBOR" when used in reference to any Loan, refers to whether such Loan are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" means this Agreement, any promissory notes evidencing Loans hereunder, the Collateral Documents and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement.

     "LOANS" means the Revolving Credit Loans and the Term Loan.

     "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures made by the Borrower or any of its Subsidiaries related directly to the maintenance of the existing properties in proper operating condition and in accordance with recognized standards for similar properties and as required under Section 5.5 of this Agreement.

     "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets (tangible or intangible), operations, prospects or condition, financial or otherwise, of the Borrower taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Bank under this Agreement and the other Loan Documents.

     "MATERIAL INDEBTEDNESS" means Indebtedness of the Borrower in an aggregate principal amount exceeding $100,000 and subject to specific dollar amounts set forth else where in this Agreement.

     "MONTHLY RESTAURANT REPORTS" means in form appended hereto as Exhibit H.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET CASH PAYMENTS" means,

          (i) with respect to any Casualty Event, the aggregate amount of proceeds of insurance (excluding proceeds of business interruption insurance), condemnation awards and other compensation received by the Borrower in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower in connection therewith, (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (c) any income and transfer taxes payable by the Borrower in respect of such Casualty Event; and

          (ii) with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower or any its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition.

     "NOTICE OF THE BORROWING" means a written request by the Borrower for a Loan in accordance with Section 2.2 in the form attached as Exhibit C.

     "OBLIGATIONS" means, any and all obligations of the Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and the Borrower's obligations to perform acts and to refrain from acting as well as obligations to pay money.

     "PENSION PLAN" means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PERMITTED INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guarantied by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) advances, loans and extensions of credit to any director, officer or employee of a Borrower not to exceed $50,000.

          (f) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service.

          (g) investments made in accordance with the investment policy delivered to the Bank by the Borrower prior to the execution of this Agreement, which policy may not be amended without the consent of the Bank.

     "PERMITTED NEW RESTAURANTS" means a new restaurant location opened by the Borrower after the date of this agreement which (i) is financed in whole or in part by Revolving Loans and (ii) is opened after demonstrating to the Bank that 90% of the existing restaurants, open for in excess of 9 calender months, of the Borrower have Positive Store Cash Flow.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA in which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

     "POSITIVE STORE CASH FLOW" means that the results of operations for each restaurant location show that gross sales exceed costs of goods sold plus operating expenses, rent, payroll and facility related expenses (not otherwise included in the forgoing), but excluding non-cash charges such as depreciation and amortization.

     "POST-DEFAULT RATE" means, for Base Rate Loans, a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin plus 3%

     "PREPAYMENT PENALTY" is as defined in Section 2.8.

     "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

     "QUARTERLY DATES" means the last Business Day of March, June, September and December of each year.

     "RESTRICTED PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or membership interest of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or membership interest to the holders of that class or distribution consisting solely of a class of membership interests to the owners of that class of membership interest, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, (iv) any payment made to any Affiliates of the Borrower in respect of management, consulting or other services provided to the Borrower.

     "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the Closing Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitment.

     "REVOLVING CREDIT COMMITMENT" means an amount not to exceed $10,000,000 less the original Term Loan Commitment; provided that the Revolving Credit Commitment may exceed (i) $5,000,000 less the original Term Loan Commitment only if the Warrant provides for an additional 10,000 shares of Series D Convertible Preferred stock of Rubio's and (ii) $7,500,000 less the original Term Loan Commitment only if the Warrant continues to provide for an additional 10,000 shares of Series D Convertible Preferred stock of Rubio's.

     "REVOLVING CREDIT NOTE" means the note substantially in the form appended hereto as Exhibit A.

     "REVOLVING CREDIT LOAN" means a Loan made pursuant to Section 2.1(a) that utilizes the Revolving Credit Commitment.

     "REVOLVING CREDIT MATURITY DATE" means the earlier of May __, 2001 or the date upon which the Borrower receives notice of redemption under any series of preferred stock issued by the Borrower, unless extended in accordance with
Section 2.3(a), in which case the "Revolving Credit Maturity Date" shall be such extended date.

     "RUBIO'S" means Rubio's Restaurants, Inc. a Delaware Corporation.

     "SECURITY AGREEMENT" means the Security Agreement executed and delivered by the Borrower on the Closing Date and thereafter in accordance with Section 5.11, substantially in the form of Exhibit D annexed hereto, as such agreements may be amended, supplemented or otherwise modified from time to time.

     "SENIOR OFFICER" means the President, or Chief Financial Officer or Treasurer or Assistant Treasurer.

     "SPECIAL COUNSEL" means Lawson & Weitzen, LLP.

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Bank is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be combined with those of the parent in the parent's combined financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TERM LOAN" has the MEANING ASSIGNED TO SUCH TERM IN SECTION 2.1(B).

     "TERM Loan Commitment" means the amount necessary and sufficient to pay off Union Bank and Bank of Commerce in the approximate amount of $2,500,000.

     "TERM NOTE" means the note substantially the form appended hereto as Exhibit B.

     "TRANSACTIONS" means, with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "U.S. DOLLARS" or "$" refers to lawful money of the United States of America.

     "WARRANT" means that certain Series D Preferred Stock Purchase for up to 45,000 share of Series D Convertible Preferred Stock of Rubio's, in the form appended hereto as Exhibit E, exercisable through December 31, 2002 at the exercise prices under the circumstances provided in Exhibit E.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Bank that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                    THE CREDITS

     2.1   REVOLVING CREDIT AND TERM LOAN COMMITMENTS.

     (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth herein, the Bank agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in the aggregate of all Revolving Credit Loans plus Letters of Credit issued and outstanding to exceed the Revolving Credit Commitment. Notwithstanding the forgoing, the Bank shall not make any Revolving Credit Loan which does not comply with the use of
proceeds set forth in Section 5.10 of this Agreement.   Within the foregoing
limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans until maturity. The Revolving Credit Loans shall be evidenced by a Revolving Credit Note in the form appended hereto as EXHIBIT A.

     (b) TERM LOAN. In addition to Revolving Credit Loans pursuant to paragraph (a) above, and subject to the terms and conditions set forth herein, the Bank shall make the Term Loan to the Borrower (the "TERM LOAN") to the Borrower in the full amount of its Term Loan Commitment, on the Closing Date. Principal amounts of Term Loan which have been repaid or prepaid may not be reborrowed. The Term Loan will be evidenced by the Term Note in the form appended hereto as EXHIBIT B.

     2.2   LOANS AND BORROWINGS.

     (a) Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Bank.

     (b) At the commencement of each Interest Period for a LIBOR Borrowing, such Borrowing shall be in an aggregate amount at least equal to $100,000 or any greater integer multiple of $100,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $50,000 or any greater integer multiple of $50,000; provided that notwithstanding the foregoing (i) a Base Rate Borrowing of Revolving Credit Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments and (ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.7(e). Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five LIBOR Borrowings outstanding for all Loans.

     2.3   REQUESTS FOR BORROWINGS.

     (a) Rubio's on behalf of the Borrower shall request a Revolving Credit Borrowing by notifying the Bank of such request by telephone confirmed in writing by delivery of a written notice substantially in the form of EXHIBIT C annexed hereto executed by a Senior Officer (a "NOTICE OF BORROWING/CONVERSION") with blanks appropriately completed, to the Bank (i) in the case of a LIBOR Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, two Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing not later than 1:00 p.m., Boston, Massachusetts time, on the date of the proposed Borrowing. Each such Notice of Borrowing/Conversion shall be irrevocable.

     (b)   The Borrower has requested  a Term Loan of approximately
1,991,134.16 advance on the date hereof to repay all of the obligations of the Borrower to Union Bank and may request a Term Loan (in the manner provided for Revolving Loans under Section 2.3 (a) in an amount of approximately $236,316.86 for the sole purpose of repaying Bank of Commerce, but only if the request for such Term Loan is accompanied by a payoff letter in form reasonably satisfactory to the Bank (including terminations of all existing liens held by Bank of Commerce).

     (c) Each Notice of Borrowing/Conversion shall specify the following information in compliance with Section 2.2:

           (i)   the aggregate amount of such Borrowing;

           (ii)  the date of such Borrowing, which shall be a Business Day;

           (iii) whether such Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing;

           (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

           (v) the location and number of the account to which funds are to be disbursed as required by Section 2.5.

If no election as to the Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     2.4   TERMINATION AND REDUCTION OF COMMITMENTS.

     (a) Unless previously terminated, the Revolving Credit Commitment shall terminate at the close of business on the Revolving Credit Maturity Date as it may be extended by the Bank in the exercise of its sole discretion; PROVIDED that, by written notice delivered by the Bank to the Borrower prior to the Revolving Credit Maturity Date or any extended Revolving Credit Maturity Date, the Bank may grant a one year extension of the Revolving Credit Maturity Date, but only if accepted in writing by the Borrower prior to the then current Revolving Credit Maturity Date.

     (b) The Borrower may, upon seven days prior written notice executed by a Senior Officer and delivered to the Bank, at any time terminate, or from time to time reduce, the Revolving Credit Commitment; PROVIDED that (i) each reduction of the Revolving Credit Commitment shall be in an amount that is at least equal to $50,000 or any greater integer multiple of $50,000, and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitment if, after giving effect to any concurrent repayment under Section 2.4(a) or prepayment of the Revolving Credit Loans the total of the Revolving Credit Loans would exceed the total Revolving Credit Commitment as reduced.

     2.5   REPAYMENT OF LOANS; EVIDENCE OF DEBT.

     (a) The Borrower hereby unconditionally promises to pay to the Bank then unpaid principal amount of the Revolving Credit Loans on the Revolving Credit Maturity Date. Also, if following any reduction in the Revolving Credit Commitment the aggregate principal amount of the outstanding Revolving Credit Loans shall exceed the aggregate Revolving Credit Commitment, the Borrower shall pay Revolving Credit Loans in the amount of such excess.

     (b) The Borrower hereby unconditionally promises to pay the Term Note in principal installments of the final amount necessary to repay obligations to Union Bank and Bank of Commerce (in an amount not to exceed $2,500,00) in equal quarterly installments of principal based on the final amount so advance due on each Quarterly Date with interest in arrears to the date of payment with all of the principal and interest on the Term Note due on the earlier of April 1, 2001 or the date of any IPO.

     (c) The Bank shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower hereunder and
(iii) the amount of any sum received by the Bank hereunder.

     (d)   The entries made in the accounts maintained pursuant to paragraph
(c) of this Section 2.5 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; PROVIDED that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     2.6   PREPAYMENT OF LOANS.

     (a) OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time upon one (1) day's notice to the Bank (in accordance with this Section 2.6(d)), and from time to time to prepay any Revolving Credit Loan in whole or in part without penalty. Each prepayment of Term Loans in full shall be subject to the Prepayment Penalty. Any such prepayment shall be applied in accordance with paragraph (c) of this Section 2.6.

     (b) Mandatory Prepayments. The Borrower shall make prepayments of the Loans hereunder (and reduce the Commitments hereunder) as follows:

          (i) CASUALTY EVENTS. Upon the date 30 days following the receipt by the Borrower of the proceeds of insurance (other than business interruption insurance), condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower (or upon such earlier date as such Borrower, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Term Loan in the inverse order of maturity, in an amount equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of the Term Loan as herein provided at the expiration of such twelve-month period), such prepayment and reduction to be effected in each case in the manner and to the extent specified in
     Section 2.9(c).

          (ii) DISPOSITION. Within 30 days following the receipt by the Borrower of the proceeds of any Disposition permitted under the terms of this Agreement the Borrower shall deliver to the Bank 100% of Net Cash Payments received. Thereafter, within thirty days of the receipt, to the extent any Borrower shall receive Net Cash Payments in cash under deferred payment arrangements entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrower pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.

          (iii) INCURRENCE OF DEBT. Without limiting the obligation of the Borrower to obtain the consent of the Bank to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower agrees, on or prior to the closing of any incurrence of debt permitted hereunder to deliver to the Bank a statement certified by a Senior Officer, in form and detail reasonably satisfactory to the Bank, of the estimated amount of the Net Cash Payments of such incurrence of debt that will (on the date of such incurrence) be received by the Borrower in cash and within 30 days of the receipt by the Borrower of the proceeds of such incurrence of debt. The Borrower will prepay the Term Loan hereunder, upon the date of such incurrence of debt, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments from such incurrence of debt received by the Borrower, such prepayment and reduction to be applied to payments to be applied first to the Prepayment Penalty and then to the payments of the Term Loan in the inverse order of payment.

          (iv) OFFERING OF EQUITY (OTHER THAN AN IPO). Without limiting the obligation of the Borrower to obtain the consent of the Bank, any sale of equity securities (other than an IPO) not otherwise permitted hereunder, the Borrower agrees, on or prior to the sale of equity securities to deliver to the Bank a statement certified by a Senior Officer, in form and detail reasonably satisfactory to the Bank, of the estimated amount of the Net Cash Payments of such sale of equity securities that will (on the date of such sale) be received by the Borrower in cash and within 30 days of the receipt by the Borrower of the proceeds of such offering of equity. The Borrower will prepay the Term Loan hereunder, upon the date of such sale of securities, in an aggregate amount equal to 50% of such estimated amount of the Net Cash Payments from such sale of equity securities received by the Borrower, such prepayment and reduction to be applied to the payments of the Term Loan in the inverse order of payment, without Prepayment Penalty.

          (v) IPO. Not later than the date 90 days after the completion of an IPO, the Borrower agrees to prepay the Term Loan in full with interest to date, but without Prepayment Penalty.

     (c) APPLICATION. In the event of any mandatory prepayment of Loans pursuant to this Section 2.6(a) and (b)(i) and (ii), if such prepayment is made at a time when the Term Loan remains outstanding, any such prepayment shall be applied first to the Prepayment Penalty, if any, and then to the quarterly principal installments due on the Term Loan in inverse order of maturity.

     (d) NOTIFICATION OF PREPAYMENTS. The Borrower shall notify the Bank by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon, Boston, Massachusetts time, the Business Day one day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid.

     (e) PREPAYMENTS ACCOMPANIED BY INTEREST. Prepayments of LIBOR based Borrowings and Term Loans ( as provided in this Agreement) shall be accompanied by accrued interest and applicable prepayment penalties ( as provided in this Agreement).

     2.7   LETTERS OF CREDIT.

     (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.1(a), the Borrower may request the issuance of Letters of Credit for its own account by the Bank, in a form reasonably acceptable to the Bank, at any time and from time to time prior to the Revolving Credit Maturity Date. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitment. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with the Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Bank) to the Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.7), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.
As required by the Bank, the Borrower also shall submit a letter of credit application on the Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Bank (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this Section 2.7) shall not exceed with all outstanding Revolving Credit Loans the Revolving Credit Maximum Amount.

     (c) EXPIRATION DATE. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date 365 days after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days after such renewal or extension) provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than 365 days beyond its current expiration date, and (ii) the date that is fifteen Business Days prior to the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the date that is fifteen Business Days prior to the Revolving Credit Maturity Date.

     (d) REIMBURSEMENT. If the Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Bank in respect of such LC Disbursement by paying to the Bank an amount equal to such LC Disbursement not later than 1:30 p.m., Boston, Massachusetts time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 12:00 noon, Boston, Massachusetts time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Base Rate Revolving Credit Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Loan.

     (e)   OBLIGATIONS ABSOLUTE.

     (i) The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section 2.7 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(A) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.7, constitute a legal or equitable discharge of the Borrower's obligations hereunder; provided that the foregoing shall not waive the liability of the Bank under applicable law or regulation requiring a reasonable review of documents and the Bank's obligation not to honor any presentment which on its face does not conform to a reasonable degree with requirements of the Letter of Credit.

     (ii) The Bank shall have no liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in clause (e)(i) above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Bank; PROVIDED that the foregoing shall not be construed to excuse the Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Bank's gross negligence or wilful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Subject in all respects to the foregoing, the parties hereto expressly agree that:

          (A) the Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (B) the Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

          (C) this clause (e)(ii) shall establish the standard of care to be exercised by the Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

     (f) DISBURSEMENT PROCEDURES. The Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Bank shall promptly notify the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Bank with respect to any such LC Disbursement.

     (g) INTERIM INTEREST. If the Bank shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Credit Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section 2.7, then interest at the Post-Default Rate shall accrue on the unpaid amount thereof.

     (h) CASH COLLATERALIZATION. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Bank demanding the deposit of cash collateral pursuant to this paragraph, or the Borrower shall immediately deposit with the Bank an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default. Such deposit shall be held by the Bank as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Borrower hereunder.

     2.8   FEES.

     (a) The Borrower agrees to pay to the Bank on the daily average unused amount of the respective Revolving Credit Commitment, during each fiscal quarter from and including the Closing Date any unused commitment fees equal to .50% per annum. Accrued commitment fees shall be payable in arrears on each Quarterly Date commencing on the first such date occurring after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay an additional fee of $100,000 which is due on the Closing Date but payable $50,000 at closing and an additional $25,000 on the first anniversary of the Closing Date and $25,000 on the second anniversary of the Closing Date; provided that the entire remaining amount of the additional fee shall be due and payable upon the repayment of the Commitments.

     (c) The Borrower agrees to pay to the Bank an additional fee (the "Prepayment Penalty") as follows: (i) 3% of the amount prepaid if the Term Loan is paid by the first anniversary of the Closing Date, (ii) 2% of the amount prepaid if the Term Loan is paid on and after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date and (iii) 1% of the amount prepaid if paid on or after the second anniversary of the Closing Date.

     (d) The Borrower agrees to pay the Bank with respect to Letters of Credit a fee per annum equal 2.00% of the average daily amount of the Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements). Accrued fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitment terminates, commencing on the first such date to occur after the date hereof, PROVIDED that any such fees accruing after the date on which the Revolving Credit Commitment terminates shall be payable on demand.

     (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

     2.9   INTEREST.

     (a) The Loans comprising Revolving Credit Loans and Term Loans at the Base Rate shall bear interest at a rate per annum equal to the Adjusted Base Rate plus 1.00% per annum or the Adjusted Base Rate plus 1.50% for all Revolving Credit Loans if there is no pledge of the stock of the Borrower to the Bank.

     (b) The Loans comprising Revolving Credit Loans and Term Loans at the LIBO Rate shall bear interest of a rate per annum equal to the Adjusted LIBO Rate plus 3.50% per annum; provided that, if there is no pledge of the stock of the Borrower to the Bank, Revolving Credit Loans which are at the LIBO Rate shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 4.00% per annum.

     (c) Notwithstanding the foregoing all obligations shall bear interest until paid in full at the Adjusted Base Rate plus 3.00% per annum (the "Post-Default Rate") when any Event of Default shall have occurred and be continuing after as well as before judgment.

     (d) The Borrower shall pay the Bank a late payment fee equal to 5% of the amount of any payment of principal or interest or any mandatory prepayment not received by the Bank within ten (10) days of the date required for such payment under this Agreement.

     (e) Accrued interest on each Loan shall be payable quarterly in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued at the Post-Default Rate and any late payment fee shall be payable on demand,
(ii) in the event of any repayment or prepayment of any LIBOR Loan (or the repayment or prepayment in full of the Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon expiration of the Revolving Credit Availability Period.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Bank, and such determination shall be conclusive absent manifest error.

     2.10  ALTERNATIVE RATE OF INTEREST.

     (a) if the Bank determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) if the Bank determines that the Adjusted LIBO Rate or the LIBO Rate, as applicable, will not adequately and fairly reflect the cost to the Bank of making or maintaining Loans of a Class included in a Borrowing for any Interest Period;

     (c) then the Bank shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist,
(i) any Interest Election Request that request the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

     2.11  INCREASED COSTS.

     (a)   If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on the Bank or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by the Bank or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Bank of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Bank, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Bank (whether of principal, interest or otherwise), then the Borrower will pay to the Bank, such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered.

     (b) If the Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such the Bank's capital or on the capital of the Bank holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, the Bank or the Letters of Credit issued to a level below that which such the Bank's holding company could have achieved but for such Change in Law (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Bank, such additional amount or amounts as will compensate the Bank, or such the Bank's holding company, for any such reduction suffered.

     (c) A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.11 and setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to the Bank shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of the Bank to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of the Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate pursuant to this Section 2.11 for any increased costs or reductions incurred more than six months prior to the date that the Bank, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is (i) retroactive and (ii) occurred within such six-month period, then the six-month period referred to above may be extended to include the period of retroactive effect thereof, but in no event any period prior to the Closing Date.

     2.12  BREAK FUNDING PAYMENTS.

     (a) In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto or, (iii) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) in any such event, the Borrower shall compensate the Bank for the loss, cost and expense attributable to such event.

     (b) In the case of a LIBOR Loan, the loss to the Bank attributable to any such event shall be deemed to include an amount determined by the Bank to be equal to the excess, if any, of

          (i) the amount of interest that the Bank would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period,

     OVER

          (iv) the amount of interest that such Lender would earn on such principal amount for such period if the Bank were to invest such principal amount for such period at the interest rate that would be bid by the Bank (or an affiliate of the Bank) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

     (c) A certificate of the Bank setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 and setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.13  TAXES.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; PROVIDED that if the Borrower shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Bank, within 30 days after written demand therefor, for the full amount of any Taxes which may become payable as described in this Section 2.13(a) (other than taxes on income of the Bank) paid by the Bank (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of such Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment under Section 2.13(a), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

     2.14  PAYMENTS GENERALLY.

     (a) The Borrower shall make each payment required to be made by them hereunder prior to 4:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Bank, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at such of its offices in Boston, Massachusetts as shall be notified to the Borrower from time to time. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

     (b) If at any time insufficient funds are received by and available to the Bank to pay fully all amounts of principal, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Bank of remedies under the Collateral Documents and applicable law, such funds shall be applied (i) first, to pay interest and fees then due hereunder and (ii) second, to pay principal.

     (c) The Borrower authorizes the Bank to charge its deposit accounts maintained by the Borrower with the Bank any Obligation due hereunder when due.

                                   ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Bank, as to itself, that:

     3.1 ORGANIZATION; POWERS. The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Borrower has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     3.2 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate power of the Borrower and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of the Borrower.
This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     3.3   GOVERNMENTAL APPROVALS; NO CONFLICTS.  Except as set forth on
SCHEDULE 3.3, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority that has not been obtained, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, or any of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) except for the Liens created by the Collateral Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower.

     3.4   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

     (a) The Borrower has heretofore delivered to the Bank the following financial statements:

          (i) The audited balance sheet and statement of earnings (loss), stockholder's deficit and cash flows of the Borrower, as of and for fiscal years ending December 28, 1997 and December 29, 1996, respectively, accompanied by an opinion of Deloitte, Touche LLP, independent public accountants;

          (ii) the unaudited balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Borrower as of and for the three months ending four-week periods ended March 29, 1998, certified by a Senior Officer that such financial statements fairly present (subject to normal year-end audit adjustments) the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods ended on such dates and that all such financial statements, including the related schedules and notes thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved; and

Such financial statements present fairly, in all material respects, the respective actual or pro forma combined financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or pro forma statements and are accurate and complete in all respects.

     (b) Since the last day of the Borrower's most recent audited period, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower.

     (c) The Borrower has furnished to the Bank annual combined financial projections dated as of August 1997 and covering fiscal years 1998 through 2001. Such financial projections are based on good faith estimates and assumptions made by the Borrower and its management, and on the Closing Date, such parties believed that the projections were reasonable and attainable, it being recognized by the Bank, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projected results and that the differences may be material.

     (d) The Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets referred to above or as provided for in SCHEDULE 3.4 annexed hereto, or as otherwise expressly provided in this Agreement, or as referred to or reflected or provided for in the financial statements described in this
Section 3.4.

     3.5   PROPERTIES.

     (a) Except as set forth on SCHEDULE 3.5, the Borrower has good title to, or valid, subsisting and enforceable leasehold interests in, all of its Property material to its business.

     (b) Except as set forth on Schedule 3.5, the Borrower owns, or is licensed to use, all trademarks, service marks, tradenames, copyrights, patents and other intellectual property ("PROPRIETARY RIGHTS") material to its business and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All such trademark applications and registrations, trademarks, registered copyrights, patents and patent applications which are owned by or licensed to the Borrower are listed on SCHEDULE 3.5 annexed hereto ("REGISTERED RIGHTS").

     3.6   LITIGATION AND ENVIRONMENTAL MATTERS.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Borrower, threatened against or affecting the Borrower (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) does not know of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     3.7 COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     3.8 INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Affiliates is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

     3.9 TAXES. The Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

     3.11 DISCLOSURE. As of the Closing Date, the Borrower has disclosed to the Bank all agreements, instruments and corporate or other restrictions to which the Borrower is subject after the Closing Date, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. A list of the senior management of the Borrower is set forth on SCHEDULE 3.11 annexed hereto. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Bank on or prior to the Closing Date in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the Closing Date by the Borrower to the Bank in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Bank for use in connection with the transactions contemplated hereby or thereby.

     3.12 CAPITALIZATION. On the Closing Date, the capital structure and ownership of the Borrower are correctly described in SCHEDULE 3.12. The authorized, issued and convertible preferred STOCK and other capital stock of the Borrower consists, on the date hereof, of the stock described on SCHEDULE 3.12, all of which is duly and validly issued and outstanding, fully paid and non-assessable. Except as set forth in SCHEDULE 3.12, as of the date hereof,
(x) there are no outstanding Equity Rights with respect to each of the Borrower and (y) there are no outstanding obligations of any Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.

     3.13 SUBSIDIARIES. The Borrower has no Subsidiaries other than as listed on SCHEDULE 3.13.

     3.14  MATERIAL INDEBTEDNESS, LIENS AND AGREEMENTS.

     (a) SCHEDULE 3.14 hereto is a complete and correct list, as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, any Borrower the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described in SCHEDULE 3.14.

     (b) SCHEDULE 3.14 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any property of the Borrower, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in SCHEDULE 3.14.

     3.15 FEDERAL RESERVE REGULATIONS. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

     3.16 BURDENSOME RESTRICTIONS. The Borrower is not a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would reasonably foreseeably have a Material Adverse Effect.

     3.17 FORCE MAJEURE. Since the date of the most recent financial statements referred to in Section 3.4(a)(i) to the Closing Date, the business, properties and other assets of the Borrower have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.

     3.18 LABOR MATTERS. Except as disclosed in SCHEDULE 3.18, (i) there are no employee strikes, work stoppages or other similar labor disputes among the Borrower and any of their respective employees, (ii) the Borrower is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Borrower, and (iii) to the Borrower's knowledge, there are no organizational efforts presently being made involving any of the employees of the Borrower. To the Borrower's knowledge, there is no pending or threatened employee strike, work stoppage or other similar labor dispute with respect to the employees of the Borrower. To the best of its knowledge, the Borrower is in compliance with all material and applicable legal requirements respecting employment and employment practices, terms and conditions of employment, and wage and hour and labor management relations requirements.

     3.19 BROKERS. Except as disclosed in SCHEDULE 3.19, no broker or finder acting on behalf of any of the Borrower brought about the obtaining, making or closing of the Loans or the transactions contemplated by the Loan Documents and the Company has no obligation to any Person other than as disclosed in SCHEDULE
3.19 in respect of any finder's or brokerage fees in connection therewith.

                                     ARTICLE IV

                                     CONDITIONS

     4.1 CLOSING DATE. The obligations of the Bank to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

     (a) COUNTERPARTS OF AGREEMENT. The Bank shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Bank that such party has signed a counterpart of this Agreement.

     (b) NOTES. The Bank shall have received the Term Note and the Revolving Credit Note duly completed and executed by the Borrower.

     (c) CORPORATE STRUCTURE. The corporate organizational structure, capital structure and ownership of the Borrower are set forth on SCHEDULE 3.12 annexed hereto.

     (d) CORPORATE MATTERS. The Bank shall have received such documents and certificates as the Bank or Special Counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Bank and its counsel.

     (e) SECURITY INTERESTS . The Bank shall have received evidence satisfactory to it that the Borrower shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of the Bank, desirable in order to create in favor of the Bank a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

          (i) COLLATERAL DOCUMENTS. Delivery to the Bank of all the Collateral Documents, duly executed by the Borrower, together with accurate and complete schedules to all such Collateral Documents;

          (ii) WARRANT. Delivery to the Bank of the Warrant in form appended hereto as Exhibit E with all additional documents and instruments or agreements necessary to make the Warrant enforceable and exercisable as provided in the Warrant.

          (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to the Bank of (A) the results of a recent search, by a Person satisfactory to the Bank, of all effective UCC financing statements and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the Borrower, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iv) UCC FINANCING STATEMENTS. Delivery to the Bank of UCC financing statements duly executed by the Borrower with respect to all personal and mixed property Collateral of the Borrower, for filing in all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v) PERFECTION CERTIFICATE. Delivery to the Bank of a perfection certificate for the Borrower dated the Closing Date substantially in the form of SCHEDULE I to the form of Security Agreement annexed hereto as Exhibit D duly executed by a senior officer of the Borrower.

     (f) LANDLORD WAIVERS. The Borrower will use all of its best efforts to deliver Landlord Waivers in the form appended hereto as EXHIBIT G for the locations listed on Schedule 3.5.

     (g) PAYOFF LETTERS. The following payoff letters and related termination statements and releases shall have been duly executed and delivered to the Bank:

          (i) Union Bank Loan for $1,991,134.16 plus a 526.01 per diem on an after May 11, 1998 until paid.

     (h) EVIDENCE OF INSURANCE. The Bank shall have received a certificate from the Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that the Bank has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

     (i) MANAGEMENT; EMPLOYMENT AND CONSULTING CONTRACTS. The management structure of the Borrower is set forth on Schedule 3.11, and the Bank shall have received copies of, and shall be satisfied with the form and substance of (i) any and all employment contracts with any senior management of the Borrower (ii) any and all shareholders' agreements among any of the shareholders of the Borrower, (iii) any and all consulting agreements with any Persons and (iv) any stock option plans, phantom stock incentive programs and similar arrangements provided by the Borrower, in each case as such will be in effect from and after the Closing Date.

     (j) NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. The Borrower shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on SCHEDULE 3.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the Loan Documents and the continued operation of the business conducted by the Borrower, in substantially the same manner as presently conducted, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (k) NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Bank) since the end of fiscal years ending December 29, 1996 and December 28, 1997, respectively, in the case of the Borrower taken as a whole.

     (l) OPINION OF COUNSEL TO BORROWER. The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Closing Date) of Brobeck, Phleger & Harrison, LLP, counsel to the Borrower covering such matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions as the Bank shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinion).

     (m) FEES AND EXPENSES. The Bank shall have received all fees and other amounts due and payable at or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder and payment of fees and expenses due to Special Counsel which fees shall not exceed $20,000 and all out of pocket expenses.

     (n) FINANCIAL STATEMENTS. The Bank shall have received the financial statements for fiscal year ending December 28, 1997, as audited by Borrower's Accountant.

     (o) OTHER DOCUMENTS. The Bank shall have received such other documents as the Bank or any Lender or Special Counsel shall have reasonably requested.

     4.2 EACH EXTENSION OF CREDIT. The obligation of the Bank to make a Loan on the occasion of any Loan is subject to the satisfaction of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date) unless the Borrower shall notify the Bank in writing of any material changes to such representations and warranties.

     (b) NO DEFAULTS. At the time of and immediately after giving effect to such Loan no Default shall have occurred and be continuing.

     The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the Loan as to the accuracy of the facts referred to in subsections (a) and (b) of this Section 4.2.

                                     ARTICLE V

                               AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full the Borrower covenants and agrees with the Bank that:

     5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Bank:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower:

          (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower for such fiscal year and the related consolidated and consolidating balance sheets of the Borrower as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year;

          (ii) an opinion of independent certified public accountants of recognized standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said financial statements referred to in the preceding clause (i) fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Section 6.9, insofar as such Section relates to accounting matters, and

          (iii) a certificate of a Senior Officer stating that said financial statements referred to in the preceding clause (i) fairly present the financial condition and results of operations of the Borrower, in each case in accordance GAAP consistently applied, as at the end of, and for, such fiscal year;

     (b) as soon as available and in any event within 45 days after the end of each fiscal month of the Borrower, Monthly Restaurant Reports, in the form of appended hereto as Exhibit H and the balance sheets of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

     (c) as soon as available and in any event within 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Borrower:

          (i) statements of income, retained earnings and cash flows of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding combined and combining figures for the corresponding period in the preceding fiscal year and a comparison to the plan presented to the Bank, together with a "management discussion" of the Borrower' results for such fiscal quarter,

          (ii) a certificate of a Senior Officer, which certificate shall state that said financial statements referred to in the preceding clause
     (i) fairly present the financial condition and results of operations of the Borrower and that said financial statements referred to in the preceding clause (i) fairly present the respective individual uncombined financial condition and results of operations of the Borrower, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

     (d)   concurrently with any delivery of financial statements under clauses
(a), (b) (for the annual statements only) and (c) above, a Compliance Certificate duly executed by a Senior Officer;

     (e) as soon as available and in any event within 30 days after the beginning of the fiscal year of the Borrower an annual operating budget for the Borrower for each fiscal quarter in the current fiscal year, together with supporting assumptions which were reasonable when made, as at the end of each fiscal month or year, as applicable, all prepared in good faith in reasonable detail and consistent with the Borrower's past practices in preparing projections and otherwise reasonably satisfactory in scope to the Bank;

     (f) promptly after the same become publicly available, copies of all registration statements, regular periodic reports and press releases filed by the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

     (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and.

     (h) other information that may from time to time be reasonably requested by the Bank.

     5.2 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Bank prompt written notice of the following:

     (a)   the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c)   the occurrence of any ERISA Event;

     (d)   the acquisition or creation of any Subsidiary of the Borrower

     (e) notice of any material change in annual operating budget delivered hereunder, any amendment or modification of any of the agreements referred to in
Section 3.14, any new insurance policies and any change in the ownership of the Borrower or agreements with key employees;

     (f) the occurrence of any event that would require the Borrower to make a prepayment of the Loans or reduce any Commitment; and

     (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect (provided such notice shall be considered prompt if given within ten (10) days of the Borrower becoming aware of such development).

Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Senior Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     5.3 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises (including without limitation patent and trademark registrations) material to the conduct of its business unless curable and cured within thirty (30) days of its renewable date.

     5.4 PAYMENT OF OBLIGATIONS. The Borrower will pay its obligations, including Tax Liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     5.5 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, such insurance as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption and product liability insurance. Without limiting the generality of the foregoing, the Borrower will (i) maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property, each in amounts required by the Flood Hazard Act, or provide evidence acceptable to the Bank that such insurance is not available and (ii) maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Bank in its commercially reasonable judgment.
Each such policy of insurance shall (x) name the Bank as an additional insured thereunder as its interests may appear and (y) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Bank that names the Bank as the loss payee thereunder and provides for at least 30 days' prior written notice to the Bank of any modifications or cancellation of such policy.

     5.6 BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Bank to visit and inspect its properties, to examine and make extracts from its books and records, and to examine its affairs, finances and condition with its officers and independent accountants PROVIDED that, so long as no Default has occurred and is continuing, all such visits shall be at reasonable times during regular business hours of the Borrower and shall be limited to no more than one per year and PROVIDED FURTHER that after the occurrence and during the continuance of any Default the Bank may visit and/or perform "examinations" at any reasonable time and as often as the Bank reasonably deems necessary.

     5.7 FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 6.9 hereof, the Borrower will not change its fiscal year without the prior written consent of the Bank and the Borrower, which consent may not be unreasonably withheld.

     5.8 COMPLIANCE WITH LAWS. The Borrower will comply with (i) all laws, rules, regulations and orders including, without limitation, Environmental Laws, of any Governmental Authority and (ii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     5.9 COMPLIANCE WITH AGREEMENTS. The Borrower will comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including any agreement listed on SCHEDULE 3.14; PROVIDED that the Borrower may contest any such lease, agreement and other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.

     5.10 USE OF PROCEEDS. The proceeds of the Loans will be used only as follows (i) the proceeds of the Term Loan will be used solely for the refinancing of the existing term debt of the Borrower as set forth on SCHEDULE 5.10, (ii) no more than $1,000,000 outstanding at any one time of the Revolving Loans may be used for working capital and general corporate purposes of the Borrower, (iii) to fund Letters of Credit, and (iv) the balance of the Revolving Loans may be used for Permitted New Restaurants. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

     5.11  CERTAIN OBLIGATIONS RESPECTING COLLATERAL SECURITY.

     (a) ADDITIONAL SUBSIDIARIES. In the event that the Borrower shall form or acquire any new Subsidiary after the date hereof, the Borrower will cause such new Subsidiary within five Business Days after such formation or acquisition:

          (i)    to execute and deliver to the Bank the following documents:
     (1) a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Co-Borrower" or "Guarantor" hereunder), (2) a Security Agreement, and (3) such other instruments documents and agreements as may be required by the Bank; and

          (ii) to take such action (including executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the applicable Collateral Documents; and

          (iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by the Borrower pursuant to Section 5.1 on the Closing Date or as the Bank shall have reasonably requested.

     (b) OWNERSHIP OF SUBSIDIARIES. Except as expressly permitted by this Agreement, the Borrower shall not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by it, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person.

     5.12 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in material compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction with respect to any Plan which would subject any Borrower to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in any amount, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan in any amount or (c) fail to make any payments in any amount to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     5.13 COMMUNICATION WITH ACCOUNTANTS. The Borrower authorizes the Bank to communicate directly with the independent certified public accountants to disclose to the Bank any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower. On or before the Closing Date, on each anniversary of the Closing Date, and promptly upon its engagement of new accountants and tax advisors, the Borrower shall have delivered a letter addressed to such accountants and tax advisors, which letter shall (a) provide that such accountants and tax advisors are authorized and directed to disclose to the Bank any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower, (b) state that a primary intent of the Borrower is for the financial statements prepared by such accountants to benefit or influence the Bank and that the Bank will rely upon such financial statements, and (c) instruct such accountants and tax advisors to communicate directly with the Bank.

     5.14 INTELLECTUAL PROPERTY. The Borrower will conduct its business and affairs without infringement of or interference with any intellectual property of any other Person.

     5.15 LANDLORD WAIVER. The Borrower shall each use its reasonable efforts to obtain a Landlord waiver from the lessor of each leased property where Collateral is located. The Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

                                     ARTICLE VI

                                 NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

     6.1 INDEBTEDNESS. The Borrower will not create, incur, assume or permit to exist any Indebtedness, except:

     (a)   Indebtedness created hereunder;

     (b)   Indebtedness existing on the date hereof and set forth in Schedule
3.14 (excluding, however, following the making of the initial Loans hereunder, the Indebtedness outstanding under the existing credit agreements with Union Bank and if not refinanced by June 15, 1998 the existing credit agreements with Bank of Commerce);and

     (c) Indebtedness of the Borrower (determined on a combined basis without duplication in accordance with GAAP) consisting of Capital Lease Obligations and/or secured by Liens permitted under Section 6.2(h), in an aggregate principal amount not in excess of $250,000 in fiscal year 1998 and an additional $250,000 per year thereafter.

     6.2 LIENS. The Borrower will not create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a)   Liens created under the Collateral Documents;

     (b) any Lien on any property or asset of the Borrower existing on the date hereof and set forth on the Perfection Certificate attached to the Security Agreements and/or listed on SCHEDULE 3.14 (excluding, however, following the making of the initial Loans hereunder, the Liens securing Indebtedness under the existing credit agreements with Union Bank and if not refinanced by June 15, 1998, the existing credit agreement with Bank of Commerce), PROVIDED that (i) such Lien shall not apply to any other property or asset of any Borrower and
(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 7.1(j) hereof;

     (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of the Borrower or interfere with the ordinary conduct of the business of the Borrower;

     (h) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Borrower, PROVIDED that (A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by Section 6.1(d), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower.

     6.3 CONTINGENT LIABILITIES. The Borrower will not guaranty the Indebtedness or other obligations of any Person, or guaranty the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

     (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

     (b)   any guaranty in effect on the date hereof which is disclosed in
SCHEDULE 3.14, and any replacements thereof in amounts not exceeding such Guaranty;

     6.4 FUNDAMENTAL CHANGES; ASSET SALES; PERMITTED ACQUISITIONS. The Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases by any Borrower of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 6.5 and Permitted New Restaurants. Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests other than (x) obsolete or worn-out property (including leasehold interests), tools or equipment no longer used or useful in its business, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) other assets not included under the preceding clauses (x) and (y), the fair market value of which does not exceed an aggregate amount of (i) $100,000 in any fiscal year of the Borrower or (ii) $100,000 cumulatively after the Closing Date.

     6.5   INVESTMENTS

          The Borrower will not make or permit to remain outstanding any Investment, except:

          (i)    Permitted New Restaurants;

          (ii)   Permitted Investments; and

          (iii) Checking and deposit accounts with banks used in the ordinary course of business.

     6.6 RESTRICTED PAYMENTS. The Borrower shall not declare or make any Restricted Payment at any time without the prior written consent of the Bank, other than salaries and bonus paid to employees who are shareholders at normal and customary amounts and distributions of additional shares of the common or convertible preferred shares of the Borrower under certain stock option plans more fully described on SCHEDULE 6.6 hereto or as Distributions permitted under
Section 6.8.

     6.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Borrower will not directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guaranties and assumptions of obligations of an Affiliate); PROVIDED that:

          (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Borrower, receive reasonable compensation for his or her services in such capacity and benefit; or

          (ii) the Borrower may engage in and continue the transactions with or for the benefit of Affiliates which are described in SCHEDULE 6.7; or

          (iii) Rubio's may make use of the liquor licenses held by Rubio's Restaurants of Nevada, Inc.

     6.8 DISTRIBUTIONS. The Borrower shall not issue additional shares of any class except as provided in SCHEDULE 6.8 hereof.

     6.9 CERTAIN FINANCIAL COVENANTS. All of the following covenants shall be measured at the end of each fiscal quarter of the Borrower, based on the four immediately preceding fiscal quarters of the Borrower, except as otherwise set forth below.

     (a) FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the ratio of Consolidated Cash Flow on the last day of each fiscal quarter for the four quarters then ended to Consolidated Financial Obligations to be at the end of:

     Each fiscal quarter ending in fiscal year 1998, less than 1.25 to 1.00

     Each fiscal quarter ending in fiscal year 1999, less than 1.4 to 1.00

     Each fiscal quarter ending in fiscal year 2000, less than 1.6 to 1.00

     Each fiscal quarter ending in fiscal year 2001, less than 1.7 to 1.00

     (b) MINIMUM INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of Consolidated EBITDA on the last day of each fiscal quarter for the four fiscal quarters then ending to Interest Expense to be less than 5.00 to 1.00.

     (c) MAXIMUM TOTAL LEVERAGE RATIO. The Borrower will not permit the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA at the end of each fiscal quarter for the four fiscal quarters then ended to exceed 1.40 to
1.00 through December 31, 1998 and 1.00 to 1.00 thereafter.

     (d) CAPITAL EXPENDITURES. The Borrower shall not incur Capital Expenditures in each of the following fiscal years which exceed: $10,000,000 in fiscal year 1998, $13,000,000 in fiscal year 1999, $16,000,000 in fiscal year 2000, and $19,500,000 in fiscal year 2001; provided that notwithstanding any other provision of this Agreement, including without limitation Section 5.10 hereof, the Borrower shall not open more than 27 new restaurants in fiscal year 1998, 35 new restaurants in fiscal year 1999, 45 new restaurants in fiscal year 2000 and 55 new restaurants in fiscal year 2001. Up to 50% of the total amount of Capital Expenditures permitted hereunder which is not used in any fiscal year may be carried forward to the next fiscal year, but not thereafter.

     6.10 SALE-LEASEBACK TRANSACTIONS. The Borrower will not directly or indirectly, enter into any arrangements with any Person whereby the Borrower shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

     6.11 LINES OF BUSINESS. The Borrower shall not engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the Borrower as of the Closing Date and businesses directly related thereto and (ii) such other lines of business as may be consented to by the Bank.

     6.12 NAME AND LOCATION. Without thirty days' prior written notice to the Bank, the Borrower shall not change its name, its federal tax identification number or the location of its chief executive office.

                                    ARTICLE VII

                                 EVENTS OF DEFAULT

     7.1   EVENTS OF DEFAULT.

     If any of the following events ("EVENTS OF DEFAULT") shall occur:

     (a) the Borrower shall fail to pay to the Bank any principal of, or interest on, any Loan or any other amount payable under this Agreement or any fee payable under this Agreement or any other agreement, after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

     (b) any representation or warranty made or deemed made by or on behalf the Borrower in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

     (c) the Borrower (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.1(a) through (g), inclusive, 5.2, 5.3, 5.4, 5.5, 5.6, 5.8, 5.10, 5.12, 5.15 or in Article VI, or (ii) shall fail to observe or perform any other covenant, condition or agreement contained in
Article V and, in the case of events described in such clause (ii), such failure shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by an officer of the Borrower or (y) notice thereof from the Bank the Borrower;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Bank.

     (e) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

     (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (i) the Borrower shall become generally unable, admits in writing, or generally fails to pay its debts as they become due;

     (j) a final judgment or judgments for the payment of money in excess of $150,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $2,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the relevant Borrower shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

     (k)   an ERISA Event shall have occurred;

     (l) there shall have been asserted against the Borrower claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or Affiliates, or any predecessor in interest of the Borrower or Affiliates, or relating to any site or facility owned, operated or leased by the Borrower or any of its Affiliates, which claims or liabilities (insofar as they are payable by the Borrower) are in an amount singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

     (m) the failure of the current holders of the common stock of the Borrower (x) to own collectively, beneficially and of record, at least 66% of the capital stock of the Borrower or (y) to control at least 66% of the voting rights in the Borrower; provided that upon the death of any of the foregoing, no Event of Default shall occur if such stock or interest is transferred to members of the deceased's immediate family or such person's personal representative and it shall not be an Event of Default if the common stock ownership is reduced after and as part of an IPO, provided that the Term Loan is repaid as provided in Section 2.6 (b) (iv) hereof; or

     (n) any of the following shall occur: (i) the Liens created by the Collateral Documents shall at any time (other than by reason of the Bank relinquishing such Lien) cease to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Document shall be contested by any Borrower.

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section 7.1), and at any time thereafter during the continuance of such event, the Bank may by notice to the Borrower take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) the Bank may exercise all of the rights as secured party and mortgagee under the Collateral Documents; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Section 7.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Bank shall be permitted to exercise such rights as secured party and mortgagee under the Collateral Documents to the extent permitted by applicable law.

                                    ARTICLE VIII

                                   MISCELLANEOUS

     8.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to James Stryker , Rubio's Restaurants, Inc., 5151 Shoreham Place, Suite 260 San Diego, CA 92122 (Fax no.619-452-0181) with a
copy to Ray Nopper   5151 Shoreham Place, Suite 260 San Diego, CA 92122 (Fax
no.619-452-0181)

     (b) if to the Bank, to BankBoston, N.A., 100 Federal Street, Mail Code 01-09-05, Boston, Massachusetts 02110, Attention: Debra Zurka, Director (Fax No. (617) 434-0637 ), with a copy to Lawson & Weitzen LLP, 425 Summer Street, Boston, Massachusetts 02210, Attention: Richard S. Rosenstein, Esq. (Fax No. 617-439-3987).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     8.2   WAIVERS; AMENDMENTS.

     (a) No failure or delay by the Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted in their entirety by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

     (b) None of the Collateral Documents nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and by the Bank.

     8.3   EXPENSES; INDEMNITY; DAMAGE WAIVER.

     (a) The Borrower agrees to pay, or reimburse the Bank for paying, (i) all reasonable out-of-pocket expenses incurred by the Bank including the reasonable fees, charges and disbursements of Counsel to the Bank in connection with the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Bank including the reasonable fees, charges and disbursements of any counsel for the Bank, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 8.3, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, (iv) all fees and reasonable out-of-pocket expenses of the Bank (including per diem fees and expenses) for any and all "examinations" of the properties, assets and records of the Borrower in each fiscal year, (v) all Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and (vi) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein.

     (b) The Borrower agrees to indemnify the Bank and any persons acting for and on behalf of the Bank (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom , (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of their subsidiaries, or any Environmental Liability related in any way to the Borrower or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and non-appealable judgment to have) resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (d) All amounts due under this Section 8.3 shall be payable promptly after written demand therefor.

     8.4   SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) The Bank may assign all of its rights and obligations under this Agreement (including its Commitments and the Loans at the time owing to it), subject to the consent of the Borrower (so long as no Default exists), which consent shall not be unreasonably withheld.

     (c) Upon acceptance of an assignment and from and after the effective date specified in such assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of the Bank under this Agreement, and the Bank shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Bank's rights and obligations under this Agreement, the Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12 and 8.3).

     (d) The Bank may sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of the Bank's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); PROVIDED that (i) such the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.9 and 2.10 to the same extent as if it were the Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section 8.4.

     (e) The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this agreement to secure obligations of the Bank, including any such pledge or assignment to a Federal Reserve Bank and this Section shall not apply to any such pledge or assignment of a security interest.

     8.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.10,
2.12 and 8.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

     8.6 COUNTERPARTS; INTEGRATION; REFERENCES TO AGREEMENT; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the collateral Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Collateral Document or UCC Financing Statement to the "Credit Agreement" to which the Bank and the Borrower are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     8.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     8.8 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 8.8 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

     8.9   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts (excluding its conflicts of laws principles).

     (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 8.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     8.10  WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)
ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     8.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     8.12 CONFIDENTIALITY. The Bank agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower, or by any agent on the Borrower's behalf, under this Agreement or any other Loan Document, and neither the Bank nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of the Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any participant in or assignee or any Loans, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as to the Bank or its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Bank or such Affiliate; and (I) to its Affiliates if they agree to be bound by this confidentially provision as though it were the Bank.

     8.13 ENTIRE AGREEMENT. This and the other Loan Documents comprise the entire agreement between the Bank and the Borrower and supersede all prior drafts, understandings or agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              RUBIO'S RESTAURANTS, INC.

                              By /S/ RALPH RUBIO
                                 ------------------------------
                                 Name: Ralph Rubio
                                 Title:  President


                              RUBIO'S RESTAURANTS OF NEVADA, INC.

                              By /S/ ROBERT RUBIO
                                 ------------------------------
                                 Name: Robert Rubio
                                 Title:  President


                              BANKBOSTON, N.A.

                              By /S/ DEBRA ZURKA
                                 ------------------------------
                                 Name: Debra Zurka
                                 Title: Director

                                                                     EXHIBIT A

                               REVOLVING CREDIT NOTE

$7,500,000                                              Boston, Massachusetts
                                                               May     , 1998

     FOR VALUE RECEIVED, the undersigned, jointly and severally, (the "Borrower") hereby promises to pay to BANKBOSTON, N.A. (the "Bank"), or order, on the Revolving Credit Maturity Date as defined in the Credit Agreement (defined below), the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement defined below) made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof until paid in full at the rates provided in the Credit Agreement ("Interest Rate"). Interest shall be payable as and when set forth in Section 2.9 of the Credit Agreement.

     If the unpaid principal hereof or any portion thereof is not paid when due, then the unpaid balance of principal shall bear interest, to the extent permitted by law, at the Post-Default Rate as defined in the Credit Agreement.

     All payments under this Note shall be made at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110 (or at such other place as the Bank may designate from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds. The Borrower may prepay this Note in whole or in part at any time without premium. Amounts so paid and other amounts may be borrowed and reborrowered by the Borrower hereunder from time to time as provided in the Credit Agreement referred to below and subject to the limitation provided in the Credit Agreement.

     This Note is issued pursuant to, is entitle to the benefits of, and is subject to the provisions of a certain Revolving Credit and Term Loan Agreement as of even date herewith by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

     Upon an Event of Default, as defined in the Credit Agreement, the aggregate unpaid balance of principal plus accrued interest may become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     The maker of this Note hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     WITNESS the execution of this Note under seal on the date first above written.

                                   RUBIO'S RESTAURANTS, INC.

                                   By:
                                      --------------------------
                                      Title:

Witness:
        ----------------------

                                   RUBIO'S RESTAURANTS OF NEVADA, INC.

                                   By:
                                      --------------------------
                                       Title:

Witness:
        ----------------------

                                                                    EXHIBIT B

                                     TERM NOTE

$2,227,720.01                                           Boston, Massachusetts
                                                                May    , 1998

     FOR VALUE RECEIVED, the undersigned, jointly and severally, (collectively the "Borrower") hereby promises to pay to BANKBOSTON, N.A. (the "Bank"), or order, the principal amount of One Million Nine Hundred Ninety Two Thousand One Hundred Eighty Six and 18/100 Dollars ($1,992,186.18) plus up to Two Hundred Thirty Five Thousand Five Hundred Thirty Three and 83/100 Dollars ($235,533.83) advanced hereunder by June 15, 1998, or such lesser amount required to repay all of the obligation of the maker to Union Bank and Bank of Commerce, payable in installments of principal as provided in the Credit Agreement, together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof from the date that each of the respective two "advances" were made that make up the principal balance of this Term Note until paid in full at the rate or rates provided in the Credit Agreement ("Interest Rate"). Interest shall be payable as and when set forth in Section 2.9 of the Credit Agreement. All principal outstanding hereunder and interest accrued thereon and all other amounts outstanding hereunder shall be due and payable in full on the earlier of April 1, 2001 or upon an IPO (as defined in the Credit Agreement).

     If the unpaid principal hereof or any portion thereof is not paid when due, then the unpaid balance of principal shall bear interest, to the extent permitted by law, at a Post-Default Rate as provided in the Credit Agreement from and after the first Business Day on which the principal or such portion thereof becomes overdue, such interest to be payable on demand.

     All payments under this Note shall be made at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110 (or at such other place as the Bank may designate from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds. Amounts so paid and other amounts may not be reborrowed.

     This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of a certain Revolving Credit and Term Loan Agreement of even date herewith by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

     Prepayment of this note shall be subject to the Prepayment Penalty under certain circumstances as more fully set forth in the Credit Agreement.

     Upon an Event of Default, as defined in the Credit Agreement, the aggregate unpaid balance of principal plus accrued interest may become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     The maker of this Note hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     WITNESS the execution of this Note under seal on the date first above written.

                                    RUBIO'S RESTAURANTS, INC

                                    By:
                                      --------------------------
                                      Ralph Rubio
                                      President

Witness

-------------------------

                                   RUBIO'S RESTAURANTS OF NEVADA, INC

                                    By:
                                      --------------------------
                                      Robert Rubio
                                      President

Witness

-------------------------

                                                                    EXHIBIT C

                       FORM OF NOTICE OF BORROWING/CONVERSION

                             RUBIO'S RESTAURANTS, INC.
                                5151 Shoreham Place
                                     Suite 260
                                San Diego, CA  92122

                                                  [Date]

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts  02110

     Re:   NOTICE OF BORROWING/CONVERSION UNDER CREDIT AGREEMENT

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of May    , 1998 (the
"AGREEMENT") among Rubio's Restaurants, Inc. and Rubio's Restaurants of Nevada, Inc. (collectively, the "BORROWER"), and BankBoston, N.A. (the "Bank"). In accordance with Section 2.3 of the Agreement the Borrowers hereby request the following Borrowings or Conversion of the following Borrowings:

     (1)   Amount requested:  $____________;

     (2)   Date of Borrowing or Conversion:    [date]

     (3)   Type of Borrowing:      [Base Rate][LIBOR Rate]

     (4) Location and account number to which funds are to be disbursed (if not a Conversion):

                         ____________________________

                         ____________________________

     (5) [The Interest Period applicable to said Loan will be [one] [two] [three] months.](1)

     (6) [Said Loan represents a converson/continuation of the [Base Rate] [LIBOR] Loan in the same amount made on ______.](2)

     (7)   [The facts contained or referred to in Subsections (a) and (b),
           Section 5.2 of the Agreement are true and accurate on and as of the effective date of the Borrowing as though made at and as of such dated (except to the extent that such representations and warranties expressly relate to an earlier date).(3)

     Terms used above in this Notice of Borrowing/Conversion are as defined in the Agreement. The foregoing Notice of Borrowing/Conversion is in accordance with the applicable provisions of the Agreement.

[Date]

                                          -------------------------------------
                                          [Name and Title of Financial Officer]


-----------------------
(1)    To be inserted in any request for a Eurodollar Borrowing.

(2)    To be inserted in any request for a conversion or continuation.

(3)    To be inserted on any request other than for a continuation.

                                                                    EXHIBIT D

                                 SECURITY AGREEMENT

     THIS AGREEMENT, dated as of May    , 1998, by and between Rubio's
Restaurants, Inc., a California corporation (the "Debtor"), having its principal place of business at 5151 Shoreham Place, Suite 260, San Diego, California 92122 and BANKBOSTON, N.A., (the "Bank") under the Credit Agreement described below, having an address at 100 Federal Street, Boston, Massachusetts 02110.

                                W I T N E S S E T H:

     WHEREAS, the Debtor is the Borrower under the terms of a Revolving Credit and Term Loan Agreement dated as of the date hereof (as amended from time to time, the "CREDIT AGREEMENT") between Rubio's Restaurants, Inc. (the "Borrower") and pursuant to which the Bank agreed, subject to the terms and conditions set forth therein, to make Revolving Credit Loans and a Term Loan (as defined in the Credit Agreement) to the Borrower (the "LOANS"); and

     WHEREAS, the obligation of the Bank to make the Loans is subject to the condition, among others, that the Debtor shall execute and deliver this Agreement and grant the security interest hereinafter described;

     NOW THEREFORE, in consideration of the willingness of the Bank to enter into the Credit Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Borrower pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, with the intent to be legally bound, as follows:

     1. DEFINED TERMS. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

     2. SECURITY INTEREST. As security for the Secured Obligations described in Section 3 hereof, the Debtor hereby grants to the Bank a security interest in and lien on all of the tangible and intangible personal property and fixtures of the Debtor, including, without limitation, the property described below, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (hereinafter referred to collectively as the "Collateral"):

           (a) all of the Debtor's tangible personal property, including without limitation all present and future goods, inventory (including, without limitation, all inventory, merchandise, raw materials, work in process, finished goods and supplies), equipment, merchandise, furniture, fixtures, office supplies, equipment, vehicles, machinery, tools, computers, and associated equipment now owned or hereafter acquired, including without limitation, the tangible personal property used in the operation of the restaurant business of the Debtor;

           (b) to the extent that such rights are assignable as collateral, the Debtor's rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to the Debtor for the operation of its business, including, without limitation, each of the authorizations, permits, licenses and franchises listed on the Intellectual Property Security Agreement, if any, executed this date from the Debtor to the Bank;

           (c) to the extent that such rights are assignable, all of the Debtor's rights under all present and future service, financing or customer contracts and all franchise, license, software, construction, engineering, management and advertising and related agreements; and

           (d) all of the Debtor's other personal property, including, without limitation, all present and future accounts, accounts and notes receivable, investment property, contract rights, general intangibles (including, without limitation, all advertiser lists, goodwill, and other printed materials, including all copies of catalogs, indexes, lists, data and other documents and papers relating thereto, blue prints, designs and research and development, included the Properties listed on the Intellectual Property Security Agreement), any information stored on any medium, including electronic medium, related to any of the personal property of the Debtor, all instruments, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to the Debtor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to the Debtor, and all guaranties and security therefor.

     Any of the foregoing terms which are defined in the Uniform Commercial Code shall have the meaning provided in the Uniform Commercial Code as supplemented and expanded by the foregoing.

     3. SECURED OBLIGATIONS. The security interest hereby granted shall secure the prompt and punctual payment and faithful performance of the following liabilities and obligations of the Debtor (herein called the "SECURED OBLIGATIONS"):

           (a)   Principal of and premium, if any, and interest on the Loans;

           (b) Any and all other obligations of the Borrower to the Bank under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time; and

           (c) Any and all other Indebtedness of the Debtor to the Bank whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising.

     4. PERFECTION CERTIFICATE. The Debtor has delivered to the Bank a Perfection Certificate in the form appended hereto as SCHEDULE I attached hereto. The Debtor represents that the completed Perfection Certificate delivered to the Bank is true and correct in every respect and the facts contained in such certificate are accurate. The Debtor shall supplement the

Perfection Certificate promptly after obtaining information which would require a correction or addition to the Perfection Certificate.

     5. SPECIAL WARRANTIES AND COVENANTS OF THE DEBTOR. The Debtor hereby warrants and covenants to the Bank:

           (a) The address shown at the beginning of this Agreement is the current principal place of business of the Debtor, and all of the Debtor's current additional places of business, if any, and the locations of all of the Collateral currently are listed in SCHEDULE I. The Debtor will not change its principal or any other place of business, or the location of any Collateral from the locations set forth in SCHEDULE I, or make any change in the Debtor's name or conduct the Debtor's business operations under any fictitious business name or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Bank.

           (b) Except for the security interest created hereunder and as otherwise expressly disclosed in or permitted by the Credit Agreement, the Debtor is the owner of the Collateral free from any lien, security interest or encumbrance and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

           (c) Except as permitted by the Credit Agreement or otherwise consented to in writing by the Bank, the Debtor will not sell or otherwise dispose of any of the Collateral or any interest therein other than in the ordinary course of business nor will the Debtor create, incur or permit to exist any mortgage, lien, charge, encumbrance or security interest whatsoever with respect to the Collateral.

           (d) Except for Collateral that is obsolete or no longer used in the Debtor's business, the Debtor will keep the Collateral in good order and repair (normal wear excepted) and adequately insured at all times in accordance with the provisions of the Credit Agreement. The Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in
Section 5.4 of the Credit Agreement. The Bank may at its option discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject, and may, upon the failure of the Debtor to do so in accordance with the Credit Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and the Debtor agrees to reimburse the Bank on demand for any payments or expenses incurred by the Bank pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

           (e) The Debtor will promptly execute and deliver to the Bank such financing statements, certificates and other documents or instruments as may be necessary to enable the Bank to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by the Debtor or in any replacements or proceeds thereof. The Debtor authorizes and appoints the Bank to execute such financing statements, certificates and other documents pertaining to the Bank security interest in the Collateral in its stead, with full power of substitution, as the Debtor's attorney in fact. The Debtor further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement.

           (f) The Debtor will give the Bank notice of each office at which records of the Debtor pertaining to all intangible items of Collateral are kept. Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the address shown at the beginning of this Agreement as the principal place of business of the Debtor.

     6. FIXTURES, ETC. Debtor will take all such reasonable action or actions as may be necessary consistent with past business practices to prevent any of the Collateral from becoming fixtures and, in any event, subject to the terms of real property leases.

     7. EVENTS OF DEFAULT. The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein called "Events of Default"):

           (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

           (b) The breach, violation or other non-performance of any term, covenant, condition, agreement or obligation of the Debtor contained herein; or

           (c) Any other Event of Default (as defined or provided in the Credit Agreement) shall occur.

     8. RIGHTS AND REMEDIES OF SECURED PARTIES. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, the Bank shall have the following rights and remedies:

           (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

           (b)   All rights and remedies provided in this Agreement; and

           (c) All rights and remedies provided in the Credit Agreement, or in the Loans, or in the Collateral Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

     9. RIGHT OF THE BANK TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Bank shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Bank may require the Debtor to make the Collateral (to the extent the same is moveable) available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties or transfer any information related to the Collateral to the Bank by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Debtor at least ten (10) days' prior written notice at the address of the Debtor set forth above (or to such other address or addresses as the Debtor shall specify in writing to the Bank) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

     10. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Bank.

     11. RIGHT OF THE BANK TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Bank shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Bank may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Bank may deem proper. In any such case the Bank shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Bank shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Bank may see fit; and the Bank shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Bank may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Bank may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied as provided in Section 13.

     12. COLLECTION OF ACCOUNTS RECEIVABLE, ETC. At any time after an Event of Default, upon notice to the Debtor from the Bank, all of the proceeds of the Debtor's accounts receivable and all other proceeds of Collateral of any nature, whether now existing or hereafter arising, and domestic cash receipts in the Debtor's possession shall be paid into a lock box account with the Bank or under an agency agreement with other institutions, and after an Event of Default, the Bank may take any other steps which the Bank deems necessary or advisable to collect any or all such accounts receivable or other Collateral or proceeds thereof.

     13. PROCEEDS OF COLLATERAL. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Bank shall determine and any surplus shall be returned to the Debtor or to any person or party lawfully entitled thereto. By way of enlargement and not by way of limitation of the rights of the Bank under applicable law or the Loans, Credit Agreement or Collateral Documents, but notwithstanding any provision of the Loans, Credit Agreement or Collateral Documents to the contrary, the Bank shall be entitled to allocate its application of the Collateral, and the proceeds thereof, to the Secured Obligations (including without limitation either or both of the Loans) in such proportions and in such order as the Bank, in its sole discretion, shall decide. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

     14. WAIVERS, ETC. The Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Bank's rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. THE DEBTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE UNDER THE CONSTITUTION OF THE COMMONWEALTH OF MASSACHUSETTS, UNDER THE CONSTITUTION OF ANY STATE IN WHICH ANY OF THE COLLATERAL MAY BE LOCATED, OR UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA, TO NOTICE (OTHER THAN ANY REQUIREMENT OF NOTICE PROVIDED HEREIN) OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO THE BANK AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. The Debtor's waivers under this section have been made voluntarily, intelligently and knowingly and after the Debtor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

     15. TERMINATION; ASSIGNMENT, ETC. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full. In such event, the Bank agrees to execute appropriate releases of liens on the Collateral. No waiver by the Bank or by any other holder of Secured Obligations of any Default shall be effective unless in writing nor operate as a waiver of any other Default or of the same Default on a future occasion. In the event of a sale or assignment of part or all of the Secured Obligations by the Bank, the Bank may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Bank hereunder.

     16. REINSTATEMENT. Notwithstanding the provisions of Section 15, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Bank in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Debtor or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Debtor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

     17. GOVERNMENTAL APPROVAL. Prior to or, where permitted, upon the exercise by the Bank of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Debtor at the request of the Bank will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Debtor may be reasonably required to obtain for such governmental consent, approval, registration, qualification or authorization.

     18. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

     19. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Bank and the Debtor and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     20. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (excluding its conflicts of laws principles). The Debtor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of the Secured Obligations or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Debtor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 18 hereof or as otherwise provided under the laws of the Commonwealth of Massachusetts.

     THE DEBTOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE DEBTOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              RUBIO'S RESTAURANTS, INC.

                              By:
                                ----------------------------
                                Name:
                                Title:

                              BANKBOSTON, N.A.

                              By:
                                ----------------------------
                                Name:   Debra Zurka
                                Title:  Director

                                                                 SCHEDULE I

                               PERFECTION CERTIFICATE

                             (UCC Financing Statements)

The undersigned, the President of Rubio's Restaurants, Inc., a California corporation (the "Debtor"), hereby certifies, with reference to a certain Security Agreement dated as of May __, 1998 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and BANKBOSTON, N.A., as follows:

     1. NAMES. (a) The exact corporate name of the Debtor as that name appears on its Certificate of Incorporation is as follows:



     Source:     UCC Section 9-402(7) (first sentence)

     (b) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:



     Source: UCC Section 9-402(7) (second and third sentences)

     (c) The following is the Debtor's federal employer identification number:

     2. CURRENT LOCATIONS. (a) The chief executive office of the Debtor is located at the following address:



     Source:     UCC Sections 9-103(3), 9-103(4), 9-401(6)

     (b) The following are all other locations in the United States of America in which the Debtor maintains and books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:



     Source: UCC Sections 9-103(3), 9-103(4), 9-401(6)

     (c) The following are all other places of business of the Debtor in the United States of America:



     Source: UCC Section 9-401(1) (Third Alternative)

     (d) The following are all other locations in the United States of America where any of the Collateral consisting of Inventory or equipment is located:



     Source:  UCC Section 9-103(1)

     (e) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment:

     Source:     UCC Sections 9-103(1), 9-103(4), 9-304(2) and 9-304(3); see
also UCC Sections 2-326(3), 9-114, 9-305, 9-308 and 9-408

     (f) The following are the names and addresses of all persons or entities which hold leases or other ownership interest in personal property held and used by the Debtor, such as lessors, consignors or conditional sales vendors with purchase money liens on Collateral consisting of chattel paper, inventory or equipment:



     Source:     UCC 9-312,

     3. PRIOR LOCATIONS. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of Section 2 with respect to each location or place of business previously maintained by the Debtor at any time during the past five years in a state in which the Debtor has previously maintained a location or place of business at any time during the past four months:



     Source: UCC Sections 9-103(3)(e) and 9-401(3)

     (b) Set forth below is information required by subparagraphs (d) and (e) of Section 2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past four months:



Source:    UCC Sections 9-103(1)(d) and 9-401(3)

     4. UNUSUAL TRANSACTIONS. Except for those purchases, acquisitions and other transactions described on SCHEDULE 4 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor's business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind.



     Source:UCC Sections 1-201(9), 9-306(2) and 9-402(7) (third sentence); see also UCC

     5. FILE SEARCH REPORTS. Attached hereto as SCHEDULE 5 is a true copy of a file search report from the Uniform Commercial Code filing officer (or, if such officer does not issue such reports, from an experienced Uniform Commercial Code search organization acceptable to the Bank) (i) in each jurisdiction identified in Section 2 or 3 above with respect to each name set forth in
Section 1 above and (ii) in each jurisdiction in which any of the transactions described in SCHEDULE 4 took place with respect to the legal name of the person from which the Debtor purchased or otherwise acquired nay of the Collateral.

     6. UCC FILINGS. A duly signed financing statement on Form UCC-1 in form acceptable to the Bank and containing the description of the Collateral set forth on SCHEDULE 6 has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in Section 2 hereof.

     7. TERMINATION STATEMENTS. A duly signed termination statement on Form UCC-3 in form acceptable to the Bank has been duly filed in each applicable jurisdiction identified in Section 2 hereof or on Schedule 4 hereto has been delivered to the Bank.

IN WITNESS WHEREOF, we have hereunto signed this Certificate on April __, 1998

                         RUBIO'S RESTAURANTS, INC.

                         By:
                            -----------------------------
                            Name:
                            Title:

                                                                     SCHEDULE I

                               PERFECTION CERTIFICATE

                             (UCC Financing Statements)

The undersigned, the President of Rubio's Restaurants of Nevada, Inc., a Nevada corporation (the "Debtor"), hereby certifies, with reference to a certain Security Agreement dated as of May __, 1998 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and BANKBOSTON, N.A., as follows:

     1. NAMES. (a) The exact corporate name of the Debtor as that name appears on its Certificate of Incorporation is as follows:

           Rubio's Restaurants of Nevada, Inc.

     Source:     UCC Section 9-402(7) (first sentence)

     (b) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

           Rubio's Baja Grill

           Rubio's Fish Tacos

           Rubio's

           Rubio's Restaurants, Inc.

     Source: UCC Section 9-402(7) (second and third sentences)

     (c) The following is the Debtor's federal employer identification number:

                 88-0377609

     2. CURRENT LOCATIONS. (a) The chief executive office of the Debtor is located at the following address:

                 Rubio's Restaurants, Inc.
                 5151 Shoreham Place, Suite 260
                 San Diego, CA 92122

     Source:     UCC Sections 9-103(3), 9-103(4), 9-401(6)

     (b) The following are all other locations in the United States of America in which the Debtor maintains and books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:

           Certain books and records are maintained at the location of restaurants operated by the Debtor. A list of the addresses of all restaurants owned or operated by the Debtor or its parent, Rubio's Restaurants, Inc., is attached hereto as EXHIBIT A.

     Source: UCC Sections 9-103(3), 9-103(4), 9-401(6)

     (c) The following are all other places of business of the Debtor in the United States of America:

           See EXHIBIT A for a list of all restaurants owned or operated by the Debtor or its parent, Rubio's
           Restaurants, Inc.

     Source: UCC Section 9-401(1) (Third Alternative)

     (d) The following are all other locations in the United States of America where any of the Collateral consisting of Inventory or equipment is located:

           See EXHIBIT A for a list of all restaurants owned or operated by the Debtor or its parent, Rubio's
           Restaurants, Inc.

     Source:  UCC Section 9-103(1)

     (e) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment:

           None

     Source:     UCC Sections 9-103(1), 9-103(4), 9-304(2) and 9-304(3); see
also UCC Sections 2-326(3), 9-114, 9-305, 9-308 and 9-408

     (f) The following are the names and addresses of all persons or entities which hold leases or other ownership interest in personal property held and used by the Debtor, such as lessors, consignors or conditional sales vendors with purchase money liens on Collateral consisting of chattel paper, inventory or equipment:

           (1) Coca Cola USA Fountain, 6 Executive Circle, Suite 100, Irvine, California 92714, owns certain equipment installed or located at certain of Debtor's restaurants that are neither owned nor leased by the Debtor.

           (2) Everay, Inc., dba Speedy Fountain Service, P.O. Box 6219, Long Beach, California 90806, leases certain CO2 tanks with Fill Stations to the Debtor.

           (3) Airgas Beverages Service, Inc., dba Speedy Fountain Service, P.O. Box 6219, Long Beach, California
                 90806, leases certain CO2 tanks with Fill Stations to the Debtor.

     Source:     UCC 9-312,

     3. PRIOR LOCATIONS. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of Section 2 with respect to each location or place of business previously maintained by the Debtor at any time during the past five years in a state in which the Debtor has previously maintained a location or place of business at any time during the past four months:

           None.

     Source: UCC Sections 9-103(3)(e) and 9-401(3)

     (b) Set forth below is information required by subparagraphs (d) and (e) of Section 2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past four months:

           None.

     Source:     UCC Sections 9-103(1)(d) and 9-401(3)

     4. UNUSUAL TRANSACTIONS. Except for those purchases, acquisitions and other transactions described on SCHEDULE 4 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor's business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind.

     Source:     UCC Sections 1-201(9), 9-306(2) and 9-402(7) (third sentence);
see also UCC Section 9-301 (1)(c)

     5. FILE SEARCH REPORTS. Attached hereto as SCHEDULE 5 is a true copy of a file search report from the Uniform Commercial Code filing officer (or, if such officer does not issue such reports, from an experienced Uniform Commercial Code search organization acceptable to the Bank) (i) in each jurisdiction identified in Section 2 or 3 above with respect to each name set forth in
Section 1 above and (ii) in each jurisdiction in which any of the transactions described in SCHEDULE 4 took place with respect to the legal name of the person from which the Debtor purchased or otherwise acquired nay of the Collateral.

     6. UCC FILINGS. A duly signed financing statement on Form UCC-1 in form acceptable to the Bank and containing the description of the Collateral set forth on SCHEDULE 6 has been duly EXECUTED AND IS AVAILABLE TO BE filed in the Uniform Commercial Code filing office in each jurisdiction identified in Section 2 hereof.

     7. TERMINATION STATEMENTS. A duly signed termination statement on Form UCC-2 in form acceptable to the Bank has been EXECUTED AND IS AVAILABLE TO BE filed in each applicable jurisdiction identified in Section 2 hereof or on
SCHEDULE 4 hereto has been delivered to the Bank, PENDING FILING WHEN SUCH SECURED CREDITOR HAS BEEN PAID OFF WITH THE PROCEEDS OF THE LOANS FROM BANKBOSTON, N.A..

IN WITNESS WHEREOF, we have hereunto signed this Certificate on May __, 1998

                         RUBIO'S RESTAURANTS OF NEVADA, INC.

                         By:
                            -----------------------------------
                            Name:
                            Title:

                    SCHEDULE 4:  UNUSUAL TRANSACTIONS

                    None.

 MISSION BAY #1                 CARMEL MOUNTAIN RANCH #15            CARLSBAD #29                     HENDERSON #43
 4604 E. Mission Dr.            12002 Carmel Mtn. Rd #260            2604-A El Camino Real            1500 N. Green Valley Pkwy
 San Diego, CA 92109            San Diego, CA  92128                 Carlsbad, CA  92008              Bldg 200, Suite 210
 Phone  272-2801                Phone  675-9388                      Phone  760-434-6298              Henderson, NV  89014
                                                                                                      Phone  702-270-6097

 S.D.S.U. #2                    TEMECULA #16                         LA HABRA #30                     SAN CLEMENTE #44
 5157 College Suite C           27480 Ynez Road, Ste 0-2             1401 Imperial Hwy. #A            638 Camino de los Mares #D1
 San Diego, CA 92115            Temecula, CA 92591                   La Habra, CA  90631              San Clemente, CA  92673
 Phone  286-3844                Phone  909-694-9948                  Phone  562-697-4356              Phone  949-661-8683


 PACIFIC BEACH #3               COSTA MESA #17                       HILLLCREST #31                   RANCHO BERNARDO #45
 910 Grand Avenue               1836 Newport Blvd., #D-158           3900 5th Ave, Suite 120          16588 Bernardo Ctr Dr #100
 San Diego, CA 92109            Costa Mesa, CA  92627                San Diego, CA  92103-3112        San Diego, CA  92128
 Phone  270-4800                Phone  949-648-6992                  Phone  619-299-8873              Phone 619-613-7785


 POINT LOMA #4                  LAGUNA NIGUEL #18                    CYPRESS/STANTON #32              NORTHRIDGE #46
 3555 Rosecrans St#101B         27000 Alicia Pkwy #A                 7063 Katelia Ave                 19500 Plummer St #B3
 San Diego, CA 92110            Laguna Niguel, CA  92677             Stanton, CA  90680               Northridge, CA  91324
 Phone  223-2631                Phone 949-448-7622                   Phone 714-827-6495               Phone  818-998-6704


 SAN MARCOS #5                  ANAHEIM #19                          BELMONT #33                      YORBA LINDA #47
 763 Center Dr., Sta. #102      520 North Euclid Avenue              4702 E. 2nd St                   20355 Yorba Linda Bl #F
 San Marcos, CA 92069           Anaheim, CA  92801-5587              Long Beach, CA 90803             Yorba Linda, CA  92866
 Phone  760-746-2962            Phone  714-899-1525                  Phone  562-439-8317              SCHEDULED TO OPEN 8-98


 CHULA VISTA #6                 MISSION VALLEY #2O                   MISSION VIEJO  #34               VILLA PARK #48
 481 Broadway                   2075-A Camino De La Reina            25482 Marguerita PK#104          2318 North Tustin St #A
 Chula Vista, CA 91910          San  Diego, CA  92108                Mission Viejo,CA 92692           Orange, CA  92865
 Phone  427-3811                Phone  619-299-6502                  Phone  949-588-6085              Phone  714-685-0013


 ENCINITAS #7                   ENCINO #21                           AHWATUKEE #35                    GILBERT #49
 252 El Camino Real             17200 Ventura Blvd. #224-5           4906 E. Ray Road, STE.101        84 West Warner Road #88
 Encinitas, CA 92024            Encino, CA  91316                    Ahwatukee, AZ  85044             Gilbert, AZ  86234
 Phone  760-632-7396            Phone  818-784-1497                  Phone  602-961-0621              SCHEDULED TO OPEN 5-98


 EL CAJON #8                    IRVINE SPECTRM #22                   CERRITOS #36                     CHANDLER #50
 399 Magnolia Ave               31 Fortune Drive, Suite 210          12751 Towne Ctr Dr., #N-1        5055 West Ray Road, Ste. 3-4
 El Cajon, CA 92020             Irvine, CA  92618                    Cerritos, CA  90701              Chandler, AZ
 Phone  440-3325                Phone  949-727-9627                  Phone  582-924-0334              SCHEDULED TO OPEN 9-98


 KEARNY MESA #9                 GROSSMONT CENTER #23                 TORRANCE #37                     SUMMERLIN #51
 7420 Clairmontt Mesa #111      5500 Grossmont Ctr Dr #D22           25366 Crenshaw Blvd.             1910 Village Center Dr #M9
 San Diego, CA 92111            La Mesa, CA  91942                   Torrance, CA  90606              Summerlin, NV  81928
 Phone  268-5770                Phone  697-1286                      Phone 310-891-1811               SCHEDULED TO OPEN 6-98


 SAN DIEGO                      MANHATTAN BEACH #24                  SCOTTSDALE #38
 8935 Towne Center Dr#100       2000 S. Sepulveda Blvd.              15704 N. Pima Rd., #C8-9
 San Diego, CA  92122           Manhattan Beach, CA  90266           Scottsdale, AZ  85260
 Phone  453-1666                Phone  310-939-7098                  Phone  602-348-0195


 TUSTIN #11                     LA JOLLA #25                         VISTA #39                        TEMPE #53
 2955 El  Camino Real           8855 Villa La Jolla Dr#404-06        1711 Unversity Dr. #110          SCHEDULE TO OPEN 11-98
 Tustin, CA  92782              La Jolla, CA  92037                  Vista, CA  92083
 Phone  714-838-0902            Phone   546-3377                     760-724-5341

 IRVINE #12                     SANTA ANA #26                        ONTARIO #40                      FASHION VALLEY #54
 17565 Harvard Ave              2841 West MacArthur Bl #A            980 No Ontario Mills Dr #A       7007 FRIARS ROAD #931
 Irvine, CA  92714              Santa Ana, CA  92704                 Ontario, CA  91764               SAN DIEGO, CA  92108
 Phone  949-261-1016            Phone   714-751-0981                 Phone 909-484-0484               Phone  718-9975


 SOLANA BEACH #13               HALL OF JUSTICE #27                  RANCHO CUCAMONGA #41             CITY MILLS #55
 437 South Highway 101, #117    330 W. Broadway                      10798 Foothill Blvd., #120       20 City Blvd West Bldg G3,F8
 Solana Beach, CA  92075        1st FLR. West Wing Food Court        Rancho Cucamonga, CA  91730      Orange, CA  92868
 Phone  259-26111               San Diego, CA  92101                 Phone 909-989-3949               SCHEDULED TO OPEN 11-98
                                Phone 338-8081, 8082

 DOWNTOWN #14                   MARINA DEL REY #28                   MISSION GORGE #42                RANCHO SAN DIEGO #56
 101 4th Ave                    4250-4252 Lincoln Blvd.              10460 Friars Road, Suite A       2961 Jamacha Road #20
 San Diego, CA  92101           Marina Del Rey, CA  90292            San Diego, CA  92120             El Cajon, CA  92019
 Phone  231-7731, 231-7742      Phone  310-574-1420                  Phone 619-285-9985               SCHEDULED TO OPEN 10-98

                                                               Revised 5-05-98

                                     EXHIBIT A

                              RUBIO'S RESTAURANTS, INC.

                         LANDLORD/PROPERTY MANAGEMENT LIST

                 Name                   Center                                Company                               Contact
----------------------------------------------------------------------------------------------------------------------------------
 1             Mission Bay                N/A                        Larry & Margaret Eddington                  Larry Eddington

----------------------------------------------------------------------------------------------------------------------------------
 2                SDSU                Commons East               SDSU Foundation Facilities Mgmt.                  Norma Clark

----------------------------------------------------------------------------------------------------------------------------------
 3            Pacific Beach               N/A                      Don Russell Beach Properties                    Don Russell
----------------------------------------------------------------------------------------------------------------------------------
 4             Point Loma           Rosecrans Center                    John Burnham & Co.                      Colleen Labertew
----------------------------------------------------------------------------------------------------------------------------------
 5             San Marcos          Vallecitos Center               A & J Vallecitos Partnership                  Harry Sinanian

----------------------------------------------------------------------------------------------------------------------------------
 6             Chula Vista                N/A                     c/o Boyd Commercial Brokerage                    Tracy Clark
----------------------------------------------------------------------------------------------------------------------------------
 7              Encinitas            Welgand Plaza                  Burnham Pacific Properties                     Terry Hall

----------------------------------------------------------------------------------------------------------------------------------
 8              El Cajon         El Cajon Towne Center                   Harmon Realtors                          Julie Godsey

----------------------------------------------------------------------------------------------------------------------------------
 9             Kearny Mesa         Crossroads Center                  Commercial Facilities                      Greg Cartwright

----------------------------------------------------------------------------------------------------------------------------------
10               U.T.C.            Renaissance Center                 Monarch Management Co.                     Julie Richards

----------------------------------------------------------------------------------------------------------------------------------
11               Tustin            Tustin Marketplace                    Donahue Schriber                          Carol Reedy

----------------------------------------------------------------------------------------------------------------------------------
12               Irvine              Harvard Place                     Hollis & Associates                         Lori Stites

----------------------------------------------------------------------------------------------------------------------------------
13            Solana Beach             Beach Walk                Business Real Estate Management                 Elizabeth Soder

----------------------------------------------------------------------------------------------------------------------------------
14              Downtown                  N/A                            Meissner Jacquet                          Andrea Webb

----------------------------------------------------------------------------------------------------------------------------------
15           Carmel Mountain              N/A                       Community Centers One LLC                     Diana Lawless

----------------------------------------------------------------------------------------------------------------------------------
16              Temecula              Towne Center                         Randor West                              Pagt Snow
----------------------------------------------------------------------------------------------------------------------------------
17             Costa Mesa         Costa Mesa Courtyard              Festival Management Corp.                    Melissa Chesney

----------------------------------------------------------------------------------------------------------------------------------
18            Laguna Niguel         The Market Place                 Shapell Industries, Inc.                     Linda Remley

----------------------------------------------------------------------------------------------------------------------------------
19               Anaheim             Anaheim Plaza                                                                Ralf Woebken

----------------------------------------------------------------------------------------------------------------------------------
20           Mission Valley               N/A                           Terra Enterprises                          Kevin Nell

----------------------------------------------------------------------------------------------------------------------------------
21               Encino           Encino Towne Center                Encino Management Group                    Jacob Kohanzadah
----------------------------------------------------------------------------------------------------------------------------------
22            Irvine Spect.         Irvine Spectrum                    Hollis & Associates                      Michelle Sumudin

----------------------------------------------------------------------------------------------------------------------------------
23              Grossmont           Grossmont Center                     Grossmont Center                         Thomas Magee

----------------------------------------------------------------------------------------------------------------------------------
24           Manhattan Beach              N/A                              West America                            Nick Brown
----------------------------------------------------------------------------------------------------------------------------------
25          La Jolla Village        La Jolla Village                     Donahue Schriber                      Pamela Hartwell X18

----------------------------------------------------------------------------------------------------------------------------------
26              Santa Ana       South Coast Markektplace          Donahue Schriber Realty Group                   Jackie Check

----------------------------------------------------------------------------------------------------------------------------------
27           Hall of Justice           Food Court                          Samanda LLC                             Mark Freed

----------------------------------------------------------------------------------------------------------------------------------
28            Marina DelRey               N/A                      Sachse Real Estate Co., Inc.                   Diane Harris

----------------------------------------------------------------------------------------------------------------------------------
29              Carlsbad                  N/A                         Plaza South Associates                       Matt Waken

----------------------------------------------------------------------------------------------------------------------------------
30              La Habra          La Habra Marketplace               M&H Property Management                     Debbie Thornton

----------------------------------------------------------------------------------------------------------------------------------


                  Phone/Fax                           Address                           City, State Zip
-------------------------------------------------------------------------------------------------------------
 1            T (619) 756-1433               3330 Dove Hollow Road                 Olivehain, CA  920224
              F (619) 759-0483
-------------------------------------------------------------------------------------------------------------
 2            T (619) 594-5761                  5250 Campanile Dr.                    San Diego, CA  92182
              F (619) 759-0483
-------------------------------------------------------------------------------------------------------------
 3            T (619) 459-5382                  5746 Dolphin Place                    La Jolla, CA  92037
-------------------------------------------------------------------------------------------------------------
 4            T (619) 525-2745              610 Ash Street, Ste. #2000                San Diego, CA  92101
-------------------------------------------------------------------------------------------------------------
 5            T (818) 996-9666          18980 Ventura Boulevard, Ste. #200             Tarzana, CA  91356
              F (818) 705-7914
-------------------------------------------------------------------------------------------------------------
 6            T (619) 498-4596               660 Bay Blvd., Ste. #210                Chula Vista, CA  91910
-------------------------------------------------------------------------------------------------------------
 7            T (619) 652-4728              610 Ash Street, Ste. #1600             San Diego, CA  92112-1551
              F (619) 652-4711
-------------------------------------------------------------------------------------------------------------
 8            T (619) 454-0101                   7835 Ivanhoe Ave.                    La Jolla, CA  92037
              F (619) 454-7777
-------------------------------------------------------------------------------------------------------------
 9            T (619) 452-1231         10951 Sorrento Valley Rd., Ste. #2-A           San Diego, CA  92121
              F (619) 452-7361
-------------------------------------------------------------------------------------------------------------
10            T (619) 457-2167            4510 Executive Drive, Ste. #125          San Deigo, CA  92121-3022
              F (619) 452-2404
-------------------------------------------------------------------------------------------------------------
11            T (714) 730-4124                  2777 El Camino Real                    Tustin, CA  92782
              F (714) 730-9690
-------------------------------------------------------------------------------------------------------------
12            T (714) 857-2606                 4672 Barranca Parkway                   Irvine, CA  92604
              F (714) 857-2789
-------------------------------------------------------------------------------------------------------------
13            T (619) 931-1134           703 Palomar Airport Rd. Ste. 250             Carlsbad, CA  92009
              F (619) 931-7634
-------------------------------------------------------------------------------------------------------------
14            T (619) 576-1665           3870 Murphy Canyon Rd.  Ste. #300            San Diego, CA  92122
              F (619) 541-0479
-------------------------------------------------------------------------------------------------------------
15            T (619) 247-4700                  34555 Chagrin Blvd.                Moreland Hills, OH  44022
              F (619) 247-1118
-------------------------------------------------------------------------------------------------------------
16            T (808) 308-2700               2745 Ynez Road. Stec. 314                Temecula, CA  92591
-------------------------------------------------------------------------------------------------------------
17            T (714) 548-0638               1835 Newport Blvd. D-252                Costa Mesa, CA  92627
              F (714) 548-3102
-------------------------------------------------------------------------------------------------------------
18            T (714) 448-0061                  2715K Alicia Pkwy.                  Laguna Niguel, CA 92677
              F (714) 448-0059
-------------------------------------------------------------------------------------------------------------
19            T (714) 635-3431                 530 N. Euclid Street                    Anaheim, CA  92801
              F (714) 758-1374
-------------------------------------------------------------------------------------------------------------
20            T (619) 282-6814                    P.O. Box 60087                   San Diego, CA  92160-0807
              F (619) 282-6790
-------------------------------------------------------------------------------------------------------------
21            T (818) 788-6100               17200 Ventura Blvd., #115                 Encino, CA  91316
-------------------------------------------------------------------------------------------------------------
22            T (714) 721-2022          550 N. Newport Center Dr., Ste. 125         Newport Beach, CA  92660
              F (714) 820-3350
-------------------------------------------------------------------------------------------------------------
23            T (619) 465-2900         5500 Grossmont Center Dr., Ste. #213            La Mesa, CA 91942
              F (619) 465-9207
-------------------------------------------------------------------------------------------------------------
24            T (310) 652-8288             8929 Wilshire Blvd. Ste. #400              Beverly Hills, 90211
-------------------------------------------------------------------------------------------------------------
25            T (619) 458-1300              12925 El Camino Real, #122                San Diego, CA  29130
              F (619) 458-4238
-------------------------------------------------------------------------------------------------------------
26            T (714) 854-2100              3501 Jamboree Rd. Ste. 300              Newport Beach, CA  92660
              F (714) 854-4251
-------------------------------------------------------------------------------------------------------------
27            T (619) 299-2071             2850 Sixth Avenue, Stc. #602               San Diego, CA  92103
              F (619) 299-2151
-------------------------------------------------------------------------------------------------------------
28            T (310) 284-7100          315 South Beverly Drive, Suite 415            Beverly Hills, 90212
              F (310) 284-7817
-------------------------------------------------------------------------------------------------------------
29            T (818) 574-7430           150 n. Santa Anita Ave. Ste. #645             Arcadia, CA  91006
              F (818) 574-5872
-------------------------------------------------------------------------------------------------------------
30            T (310) 691-0737              1721 West Imperial Hwy., #G               La Habra, CA  90631
              F (310) 691-2172
-------------------------------------------------------------------------------------------------------------

                 Name                   Center                                Company                               Contact
----------------------------------------------------------------------------------------------------------------------------------
31              Hillcrest           Union Bank Bldg.                5th & University Partners                     Ron Pearlman

----------------------------------------------------------------------------------------------------------------------------------
32           Cypress/Stanton              N/A                           Y & W Enterprises                        Linda McDonald

----------------------------------------------------------------------------------------------------------------------------------
33            Belmont Shore          Sunrise Plaza                         Henry Meyer                             Henry Meyer

----------------------------------------------------------------------------------------------------------------------------------
34            Mission Viejo         MV Village Plaza                      Black Equities                         Marilyn Zanelli

----------------------------------------------------------------------------------------------------------------------------------
35            Ahwatukee, AZ     Ahwahkee Foothills Towne            Vestar Property Management                     Tina Gaede
                                         Center
----------------------------------------------------------------------------------------------------------------------------------
36              Cerritos         Cerritos Towne Center              Vestar Property Management                     Mike Gamer

----------------------------------------------------------------------------------------------------------------------------------
37              Torrance          Rolling Hills Plaza             Rolling Hills Plaza Management                   Erwin Becy
                                    Shopping Center
----------------------------------------------------------------------------------------------------------------------------------
38          N. Scottsdale, AZ   Sonora Village Shopping                   Pederson Group                          Shari Burson
                                         Center
----------------------------------------------------------------------------------------------------------------------------------
39                Vista           North County Square              Newport National Corporation              Gary Elam/Lynn Halber

----------------------------------------------------------------------------------------------------------------------------------
40               Ontario             Daybreak Plaza                    Daybreak Properties                           Ben Day

----------------------------------------------------------------------------------------------------------------------------------
41          Rancho Cucamonga    Terra Vista Town Center           Lewis Holmes Management Corp.                    Jan Jasper
----------------------------------------------------------------------------------------------------------------------------------
42            Mission Gorge          Friars Village                           Triarc                            Steve Grady X 303

----------------------------------------------------------------------------------------------------------------------------------
43            Henderson, NV        Pebble Marketplace                 American Nevada Corp.                      Natalie Allred

----------------------------------------------------------------------------------------------------------------------------------
44          San Clemente, CA        Ocean View Plaza                M & H Property Management                     Robin Carnsin

----------------------------------------------------------------------------------------------------------------------------------
45         Rancho Bernardo, CA            N/A                         Boardwalk Development                        Phil Ladman

----------------------------------------------------------------------------------------------------------------------------------
46           Northridge, CA       L'Plaza d'Northridge         Williams Real Estate Management Inc.              Audrey Williams

----------------------------------------------------------------------------------------------------------------------------------
47             Yorba Linda          Eastlake Village                   Shappell Industries                        Linda Remley

----------------------------------------------------------------------------------------------------------------------------------
48           Villa Park, CA           Orange Mall                       Michael Grant Co.                         Michael Grant

----------------------------------------------------------------------------------------------------------------------------------
49             Gilbert, AZ           Bayshore Plaza                 Vestar Property Management                    Pat McGinley

----------------------------------------------------------------------------------------------------------------------------------
50            Chandler, AZ         Harmon Ranch Plaza                 Harmon Ranch Plaza LLC                      Bob Klepinger

----------------------------------------------------------------------------------------------------------------------------------
51            Summerlin, NV      Trails Village Center            Trails Village Center Company                  Jim Christensen

----------------------------------------------------------------------------------------------------------------------------------
53              Tempe, AZ          Plaza on Guadalupe                   McMahon & Oliphant                         Ron McMahon

----------------------------------------------------------------------------------------------------------------------------------
54         Fashion Valley, CA     Fashion Valley Mall                   The Yarmouth Group                       Linda Cantrell

----------------------------------------------------------------------------------------------------------------------------------
55             City Mills              City Mills                     The Mills Corporation                       Nancy Barnes

----------------------------------------------------------------------------------------------------------------------------------
56          Rancho San Diego     Rancho San Diego Town              Vestar Property Management                   Kathy Kirk X114
                                         Center
----------------------------------------------------------------------------------------------------------------------------------


                  Phone/Fax                           Address                           City, State Zip
-------------------------------------------------------------------------------------------------------------
31            T (619) 454-3139             3900 Fifth Avenue, Ste. #200               San Diego, CA  92103
              F (619) 454-8206
-------------------------------------------------------------------------------------------------------------
32            T (714) 449-1000                 311 S. Highland Ave.                   Fullerton, CA  92832
              F (714) 447-2946
-------------------------------------------------------------------------------------------------------------
33            T (562) 433-7070                     256 Park Ave.                     Long Beach, CA  90803
              F (310) 437-2199
-------------------------------------------------------------------------------------------------------------
34            T (310) 278-5333           433 North Camden Dr., Ste. #1070           Beverly Hills, CA  90210
              F (310) 274-4017
-------------------------------------------------------------------------------------------------------------
35            T (602) 993-1626            2425 E. Camelback Rd. Ste. #750              Phoenix, AZ  84016
              F (602) 955-2298
-------------------------------------------------------------------------------------------------------------
36            T (562) 403-4624            12731 Towne Center Dr., Ste. 1              Cerritos, CA  90703
              F (562) 403-4638
-------------------------------------------------------------------------------------------------------------
37            T (310) 534-4441             2601 Airport Drive, Ste. 300             Torrance, CA 90505-7035
              F (310) 534-8549
-------------------------------------------------------------------------------------------------------------
38            T (602) 265-2888           2800 N. Central Ave. 15th floor.              Phoenix, AZ 85004
              F (602) 265-2889
-------------------------------------------------------------------------------------------------------------
39            T (760) 438-4242             5050 Avenida Encinas, Ste 350              Carlsbad, CA  92008
              F (760) 438-0016
-------------------------------------------------------------------------------------------------------------
40            T (425) 861-7714                 2831 134th Avenue NE                    Bellvue, WA  98005
              F (425) 881-1662
-------------------------------------------------------------------------------------------------------------
41            T (909) 949-6750          1156 N. Mountain Ave., P.O. Box 670          Upland, CA  91785-0670
-------------------------------------------------------------------------------------------------------------
42            T (619) 595-1600              2445 Fifth Ave., Suite 240                San Deigo, CA  92101
              F (619) 595-1723
-------------------------------------------------------------------------------------------------------------
43            T (702) 458-8855       901 North Green Valley Parkway, Suite 200        Henderson, NV  89014
              F (702) 435-6605
-------------------------------------------------------------------------------------------------------------
44            T (619) 259-9909            12555 Highbluff Drive Suite 385             San Diego, CA  92130
              F (619) 259-8886
-------------------------------------------------------------------------------------------------------------
45            T (619) 453-4444            5405 Morehouse Drive, Suite 320             San Diego, CA 92121
              F (619) 453-9442
-------------------------------------------------------------------------------------------------------------
46            T (714) 261-2423              3636 Birch Street Suite 200             Newport Beach, CA  92660
              F (714) 261-2824
-------------------------------------------------------------------------------------------------------------
47            T (714) 448-0061                  27150K Alicia Pkwy.                 Laguna Niguel, CA  92677
              F (714) 448-0059
-------------------------------------------------------------------------------------------------------------
48            T (619) 874-0067                      PO Box 1982                     La Jolla, CA  92038-1982
              F (619) 874-0101
-------------------------------------------------------------------------------------------------------------
49            T (602) 553-2619            2425 Camelback Road., Suite 750              Phoenix, AZ 85016
              F (602)
-------------------------------------------------------------------------------------------------------------
50            T (818) 409-0115             100 West Broadway, Suite 990               Glendale, CA  91210
              F (619) 409-0904
-------------------------------------------------------------------------------------------------------------
51            T (714) 979-8800             3146 Redhill Ave., Suite 200A             Costa Mesa, CA  92626
              F (714) 979-4318
-------------------------------------------------------------------------------------------------------------
53            T (619) 350-0204              380 Stevens Ave., Suite 313             Solana Beach, CA  92075
              F (619) 350-0220
-------------------------------------------------------------------------------------------------------------
54            T (619) 297-3381                  452 Fashion Valley                 San Diego, CA  92108-1282
              F (619) 294-8291
-------------------------------------------------------------------------------------------------------------
55            T (714) 704-1635             1300 Wilson Blvd., Suite 400               Arlington, VA  22209
              F (714) 704-1630
-------------------------------------------------------------------------------------------------------------
56            T (619) 583-5313              3450 College Ave, Suite 321               San Diego, CA  92115
              F (619) 583-2381
-------------------------------------------------------------------------------------------------------------

                                                                   EXHIBIT E

                             RUBIO'S RESTAURANTS, INC.

                      FORM OF SERIES D STOCK PURCHASE WARRANT


             (See Exhibit 10.12 to Registration Statement on Form S-1)

                                                                      EXHIBIT F

                      INTELLECTUAL PROPERTY SECURITY AGREEMENT


     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "AGREEMENT"), is made as of May __, 1998, by and between Rubio's Restaurants, Inc., a California corporation having its principal place of business at 5151 Shoreham Place, Suite 260 San Diego, CA 92122 5151 Shoreham Place, Suite 260 San Diego, CA 92122 ("PLEDGOR"), in favor of BANKBOSTON, N.A., having an office at 100 Federal Street, Boston, Massachusetts 02110 (the "SECURED PARTY").


                                      RECITALS

     A. Pursuant to that certain Revolving Credit and Term Loan Agreement dated as of the date hereof (as amended or otherwise modified from time to time in accordance with the terms thereof and in effect, the "CREDIT AGREEMENT") by and between Rubio's Restaurants, Inc. and Rubio's Restaurants of Nevada, Inc. (together the "Borrower") and Lenders party thereto and the Secured Party, the Secured Party agreed to make a Revolving Credit Loan and Term Loan to the Borrower. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     B.   Pledgor is the owner of the Pledged Collateral (as defined herein).

     C. It is a condition precedent to the Secured Party' obligations to make a Revolving Credit Loan and Term Loan that Pledgor shall execute and deliver the applicable Loan Documents, including this Agreement.

     D. This Agreement is given by Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations (as defined in Section 2 of this Agreement).

                                     AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Secured Party hereby agree as follows:

     Section 1. PLEDGE. Pledgor hereby pledges and grants to the Secured Party for itself and for the benefit of the other Secured Party a continuing first priority security interest in and conditionally assigns, but does not transfer title to, the Secured Party all of Pledgor's right, title and interest, whether now existing or hereafter acquired, in and to the following property (collectively, the "PLEDGED COLLATERAL") to secure payment and performance of all of the Secured

Obligations of Pledgor (and Borrower) to the Secured Party, whether such obligations are direct or indirect, absolute or contingent, due or to become due, now existing or hereafter existing.

     The collateral shall consist of the following:

          (a) Trademarks (including service marks), federal and state trademark registrations and applications made by Pledgor (excluding Federal Intent To Use Applications), common law trademarks and trade names owned by or assigned to Pledgor, all registrations and applications for the foregoing and all exclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and exclusive licenses listed on SCHEDULE A hereto, as the same may be updated hereafter from time to time along with any and all (1) renewals and extensions thereof, (2) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (3) rights (without obligation) to sue or bring opposition or cancellation proceedings for past, present and future infringements thereof, and (4) trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world (collectively, "TRADEMARKS");

          (b) Copyrights, whether statutory or common law, owned by or assigned to Pledgor, and all exclusive licenses to Pledgor from third parties to use copyrights owned by such third parties, including, without limitation, the registrations, applications and exclusive licenses listed on SCHEDULE A as the same may be updated hereafter from time to time hereto, along with any and all (1) renewals and extensions thereof, (2) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (3) rights to sue for past, present and future infringements thereof, and (4) copyrights and any other rights corresponding thereto throughout the world (collectively, "COPYRIGHTS");

          (c) The entire goodwill of Pledgor's business and other general intangibles (including know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae) connected with the use of and symbolized by Trademarks of Pledgor; and

          (d) All Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") or other relevant law) of any of the foregoing, (including, without limitation, any and all (1) proceeds of any insurance, indemnity, warranty or guaranty payable to the Secured Party or to Pledgor from time to time with respect to any of the Pledged Collateral, (2) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any person acting on behalf of a

     Governmental Authority), (3) instruments representing amounts receivable in respect of any Trademarks or Copyrights, (4) products of the Pledged Collateral and (5) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

     Section 2. SECURED OBLIGATIONS. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of the Debtor (herein called the "SECURED OBLIGATIONS"):

          (1) Principal of and premium, if any, and interest on the loans made to Borrower under the Credit Agreement (the "Loans");

          (2) Any and all other obligations of the Borrower owed to the Secured Party under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time; and

          (3) Any and all other Indebtedness of the Pledgor or the Borrower to the Secured Party whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising, including, without limitation, any and all other fees, premiums, or penalties.

     Section 3. NO RELEASE. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or impose any liability on the Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement or any other Loan Document or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder and under the other Loan Documents.

     Section 4. SUPPLEMENTS; FURTHER ASSURANCES. Pledgor (1) agrees that it will join with the Secured Party in executing and, at its own expense, will file and refile, or permit the Secured Party to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement and exclusive licenses to use software and other property protected by copyright), in such offices (including, without limitation, the United States Patent and Trademark Office, appropriate state trademark offices and the United States Copyright Office), as the Secured Party may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Secured Party hereunder, and (2) hereby authorizes the Secured Party to file financing statements and amendments, relative to all or any part thereof, without the signature of

Pledgor where permitted by law and agrees to do such further acts and things, and to execute and deliver to the Secured Party such additional assignments, agreements, powers and instruments, as the Secured Party may reasonably require to carry into effect the purposes of this Agreement or better to assure and confirm unto the Secured Party its respective rights, powers and remedies hereunder. Pledgor shall, upon the reasonable request of the Secured Party, and hereby authorizes the Secured Party to take any and all such actions as may be deemed advisable by the Secured Party to perfect and preserve the rights and interests granted to the Secured Party with respect to the Pledged Collateral wherever located. All of the foregoing shall be at the sole cost and expense of Pledgor.

     Section 5. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor hereby represents and warrants to the Secured Party as follows:

          (a) Pledgor is, and, as to Pledged Collateral acquired by it from time to time after the date hereof, Pledgor will be, the sole and exclusive owner or, as applicable, licensee of all Pledged Collateral (except insofar as another pledgor of such collateral to Secured Party is an owner or licensee of such Pledged Collateral). The pledge and security interest created by this Agreement shall not at any time be subject to any prior lien, pledge, security interest, encumbrance, license, assignment, collateral assignment or charge of any kind, including, without limitation, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute or any subordination arrangement in favor of any party other than Pledgor (collectively, "LIENS") and except as expressly permitted hereunder and under the Credit Agreement ("Credit Agreement Liens"). Pledgor further represents and warrants to the Secured Party that SCHEDULE A hereto, respectively, are true, correct and complete lists as of the date hereof.

          (b) Pledgor has full corporate power, authority and legal right to pledge and grant a security interest in the Pledged Collateral in accordance with the terms of this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

          (c) Except for filings with the United States Patent and Trademark Office, the filing of financing statements with the Secretary of State under the UCC and under applicable foreign law, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court (other than in connection with the exercise of judicial remedies), governmental agency or regulatory authority, or with any securities exchange or any other Person is required in connection with (1) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement, or the execution, delivery or performance by Pledgor of this Agreement, (2) the grant, and of a security interest (including the priority thereof when the appropriate filings have been made and accepted) in, the Pledged Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement or the Credit Agreement; or (3) the exercise of the rights and remedies of the Secured Party created hereby.

          (d) Pledgor has made and will continue to make all necessary filings and recordations from time to time and use appropriate statutory notice to protect its interests in the Pledged Collateral, including, without limitation, recordations of all its interests in the Trademarks in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to Copyrights in the United States Copyright Office, in each case including exclusive licenses and as otherwise requested from time to time by the Secured Party and in a manner consistent with prudent business practices.

          (e) Pledgor owns or has rights to use all the Pledged Collateral and all rights with respect to any of the foregoing used in, necessary for or material to Pledgor's business as currently conducted and as contemplated to be conducted pursuant to the Loan Documents. To Pledgor's best knowledge after due inquiry, the use of such Pledged Collateral and all rights with respect to the foregoing by Pledgor does not infringe on the rights of any Person and no material claim has been made and remains outstanding that Pledgor's use of the Pledged Collateral does or may violate the rights of any third person.

          (f) Upon filings and the acceptance thereof in the appropriate offices under the UCC and in the United States Patent and Trademark Office and the United States Copyright Office, this Agreement will create a valid and duly perfected first priority lien and security interest in the United States in the Pledged Collateral on such property and to the extent that a lien can be perfected by such filings, subject to no liens other than Credit Agreement Liens. This Agreement has been duly and validly executed and delivered by Pledgor, constitutes the legal, valid and binding obligation of Pledgor and is enforceable against Pledgor in accordance with its terms.

          (g) Pledgor has used and will continue to use proper statutory notice in connection with each of the trademarks.

     Section 6.  COVENANTS.

          (a) On a continuing basis, Pledgor will, at the expense of Pledgor, subject to any prior licenses, Liens and restrictions make, execute, acknowledge and deliver, and file and record in the proper filing and recording offices, all such instruments or documents, including, without limitation, appropriate financing and continuation statements, exclusive licenses and collateral agreements, and take all such action (limited, as aforesaid, if applicable) as may reasonably be deemed necessary or appropriate by the Secured Party (1) to carry out the intent and purposes of this Agreement, (2) to assure and confirm to the Secured Party the grant or perfection of a security interest in the Pledged Collateral for the benefit of the Secured Party, and (3) during the continuation of an Event of Default, to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor:

          (A) will not enter into any agreement that would impair or conflict with Pledgor's obligations hereunder;

          (B) will, from time to time, upon the Secured Party's request, cause its books and records to be marked with such legends or segregated in such manner as the Secured Party may specify and take or cause to be taken such other action and adopt such procedures as the Secured Party may specify to give notice or to perfect the security interest in the Pledged Collateral intended to be conveyed hereby;

          (C) will, promptly following its becoming aware thereof, notify the Secured Party of

               (i) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or United States Copyright Office with respect to any Trademark or Copyright material to Pledgor's business; or

               (ii) the institution of any proceeding or any materially adverse determination in any federal, state, local or foreign court or administrative bodies regarding Pledgor's claim of ownership in or right to use any of the Pledged Collateral, its right to register the Pledged Collateral, or its right to keep and maintain such registration in full force and effect;

          (D) will properly maintain and protect the Pledged Collateral to the extent necessary or appropriate for the conduct of Pledgor's business (as presently conducted and as contemplated by the Loan Documents) and consistent with Pledgor's current practice, in accordance with applicable statutory requirements;

          (E) will not grant or permit to exist any Lien upon or with respect to the Pledged Collateral or any portion thereof except Liens in favor of the Secured Party for itself and the Secured Party or as permitted under this Agreement and Liens permitted by Section 7 hereof or with the express consent of the Secured Parties, and will not execute any security agreement or financing statement covering any of the Pledged Collateral except in the name of the Secured Party for itself and the Secured Party or as permitted under this Agreement;

          (F) except in accordance with prudent business practices, will not permit to lapse or become abandoned, settle or compromise any pending or future litigation or administrative proceeding with respect to the Pledged Collateral without the consent of the Secured Party, or contract for sale or otherwise dispose of the Pledged Collateral or any portion thereof except pursuant to Section 7 hereof;

          (G) upon Pledgor obtaining knowledge thereof, will promptly notify the Secured Party in writing of any event which may reasonably be expected to materially affect the value or utility of the Pledged Collateral or any portion thereof, the ability of

     Pledgor or the Secured Party to dispose of the Pledged Collateral or any portion thereof or the rights and remedies of the Secured Party in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Pledged Collateral or any portion thereof;

          (H) until the Secured Party exercises its rights to make collection, will diligently keep adequate records respecting the Pledged Collateral;

          (I) subject to the first sentence of this Section 6(a), hereby authorizes the Secured Party, in its sole discretion, to file one or more financing or continuation statements and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor where permitted by law;

          (J) will furnish to the Secured Party from time to time statements and amended schedules further identifying and describing the Pledged Collateral and such other materials evidencing or reports pertaining to the Pledged Collateral as the Secured Party may from time to time request, all in reasonable detail;

          (K) will pay when due any and all taxes, levies, maintenance fees, charges, assessments, licenses fees and similar taxes or impositions payable in respect of the Pledged Collateral unless contesting in good faith pursuant to Section 5.4 of the Credit Agreement; and

          (L) will comply in all material respects with all laws, rules and regulations applicable to the Pledged Collateral.

     (b) If, before the Secured Obligations shall have been paid and satisfied in full in cash or cash equivalents, Pledgor shall, (1) obtain any rights to any additional Pledged Collateral as identified in SCHEDULE A hereto and as from time to time amended, or (2) become entitled to the benefit of any additional Pledged Collateral or any renewal or extension thereof, the provisions of this Agreement shall automatically apply thereto and any item enumerated in clause 6(b)(1) or clause 6(b)(2) with respect to Pledgor shall automatically constitute Pledged Collateral if such would have constituted Pledged Collateral at the time of execution of this Agreement, and be subject to the assignment, Lien and security interest created by this Agreement without further action by any party to this agreement. Pledgor shall promptly provide to the Secured Party written notice of any of the foregoing. Pledgor shall, at least once in each calendar quarter, provide written notice to the Secured Party of all applications for registration of Trademarks or Copyrights made during the preceding calendar quarter. Pledgor agrees, promptly following the written request by the Secured Party, to confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clause 6(b)(1) or clause 6(b)(2) above if such would have constituted Pledged Collateral at the time of execution of this Agreement by execution of an instrument in form acceptable to the Secured Party.

     (c) Pledgor authorizes the Secured Party to modify this Agreement by amending SCHEDULE A annexed hereto as appropriate to include any future Pledged Collateral of Pledgor. The provisions of this Agreement shall automatically apply to any future Pledged Collateral.

     (d) Pledgor shall commence and prosecute diligently in its own name, as the real party in interest, for its own benefit, all applications for Trademarks or Copyrights now or hereafter pending that would be useful or beneficial to the business of Pledgor to which any such applications pertain, and to do all acts necessary to preserve and maintain all rights in the Pledged Collateral unless such Pledged Collateral has become obsolete to Pledgor's business, as reasonably determined by Pledgor consistent with prudent business practices. Pledger shall bear any expenses incurred in connection with future applications for trademark registrations. Any and all costs and expenses incurred in connection with any such actions shall be borne by Pledgor. Except in accordance with prudent business practices, Pledgor shall not abandon any right to file a Trademark or Copyright application or any pending Trademark or Copyright application or any Trademark or Copyright without the consent of the Secured Party.

     Section 7. TRANSFERS AND OTHER LIENS. Pledgor will not (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral except for licensing in the ordinary course of business and such other transactions as may be permitted under the Credit Agreement or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Liens for taxes, assessments or government charges or claims the payment of which is not at the time required and inchoate Liens imposed by law (each of which shall, except to the extent otherwise required by law, be subordinate to the lien created by this Agreement) and the lien granted to the Secured Party under this Agreement.

     Section 8.  REMEDIES UPON DEFAULT.

     (a) If any Event of Default shall have occurred and be continuing, the Secured Party may to the full extent permitted by law, (1) exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of any and all consensual rights and powers with respect to the Pledged Collateral and (2) sell or assign or grant a license to use, or cause to be sold or assigned or a license granted to use any or all of the Pledged Collateral (in the case of Trademarks, along with the goodwill associated therewith) or any part thereof, in each case, free of all rights and claims of Pledgor therein and thereto. In accordance with such rights, the Secured Party shall have the (A) right to cause any or all of the Pledged Collateral to be transferred of record into the name of the Secured Party or its nominee and (B) the right to impose (i) such limitations and restrictions on the sale or assignment of the Pledged Collateral as the Secured Party may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale or assignment, and (ii) any necessary or appropriate requirements for any required governmental approvals or consents.

     (b) Except as provided in this Section 8 and other express notice provisions of the Loan Documents, Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Secured Party of any of their rights and remedies hereunder.

     (c) Pledgor agrees that, to the extent notice of sale shall be required by law, ten (10) days' written notice from the Secured Party of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. In addition to the rights and remedies provided in this Agreement and in the other Loan Documents, the Secured Party shall have all the rights and remedies of a secured party under the UCC.

     (d) Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under Pledgor.

     Section 9. APPLICATION OF PROCEEDS. The proceeds of any Pledged Collateral obtained pursuant to the exercise of any remedy set forth in Section 8 shall be applied, together with any other sums then held by the Secured Party pursuant to this Agreement, promptly by the Secured Party:

          FIRST, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable reimbursement to the Secured Party, the Secured Party and its agents and counsel for all expenses, fees, liabilities and advances made or incurred by them in connection therewith and all expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement;

          SECOND, to the payment of all other reasonable costs and expenses of such sale, collection or other realization, including, without limitation, reasonable reimbursement to the Secured Party and its agents and counsel for all expenses, fees, liabilities and advances made or incurred by them in connection therewith and all costs, liabilities and indebtedness made or incurred by the Secured Party in connection therewith together with interest on each such amount at the highest rate then in effect under the Credit Agreement;

          THIRD, to the indefeasible payment in full in cash of the Secured Obligations, ratably according to the unpaid amounts thereof, without preference or priority of any kind among amounts so due and payable; and

          FOURTH, to Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

          Section 10. NO WAIVER; CUMULATIVE REMEDIES. (a) No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

     (b) In the event the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case, Pledgor and the Secured Party shall, to the extent permitted by applicable law, be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

     Section 11. THE SECURED PARTY MAY PERFORM; THE SECURED PARTY APPOINTED ATTORNEY-IN-FACT. If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or any warranty on the part of Pledgor contained herein shall be breached, the Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Secured Party shall be paid by Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 11 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder. Pledgor hereby appoints the Secured Party, its attorney-in-fact with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Secured Party's reasonable discretion to take any action and to execute any instruments consistent with the terms of this Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

     Section 12.  INDEMNITY.

     (a) INDEMNITY. Pledgor agrees to indemnify, reimburse and hold the Secured Party and its successors, assigns, employees, agents and servants (collectively, "Indemnities") harmless from and against any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses and the allocated costs of internal counsel) of what ever kind and nature imposed on, asserted against or incurred by any of the Indemnities in any way relating to or arising out of this Agreement or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, processing, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Pledged Collateral (including, without limitation, latent or other defects, whether or not discoverable, any claim for trademark, trade secret or copyright infringement), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee)), or property damage, or contract claim; provided that Pledgor shall have no obligation to an Indemnitee hereunder to the extent it is finally judicially determined that such indemnified liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee. Upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment
or suit, Pledgor shall assume full responsibility for the defense thereof.   If
any action, suit or proceeding arising from any of the foregoing is bought against any Indemnitee, Pledgor shall, if requested by such Indemnitee, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to such Indemnitee. Each Indemnitee shall, unless any other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or internal counsel) to investigate and control the defense of any matter covered by the indemnity set forth in this Section 12 and the reasonable fees and expenses of such counsel shall be paid by Pledgor; provided that, only to the extent that no conflict exists between or among the Indemnities as reasonably determined by the Indemnitee, Pledgor shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees as a group with respect to any such matter, action, suit or proceeding.

     (b) MISREPRESENTATIONS. Without limiting the application of subsection 12(a), Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by Pledgor in this Agreement or any of the other Loan Documents or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any of the other Loan Documents.

     (c) CONTRIBUTION. If and to the extent that the obligations of Pledgor under this Section 12 are unenforceable for any reason, Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

     (d) SURVIVAL. The obligations of Pledgor contained in this Section 12 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder and under the other Loan Documents.

     (e) REIMBURSEMENT. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

     Section 13. LITIGATION. (a) Pledgor shall have the right to commence and diligently prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such applications for protection of Pledged Collateral, suits, administrative proceedings or other actions for infringement, counterfeiting, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Pledged Collateral. Pledgor shall promptly notify the Secured Party in writing as to the commencement and prosecution of any such actions, or threat thereof relating to the Pledged Collateral and shall provide to the Secured Party such information with respect thereto as may be reasonably requested. The Secured Party shall provide all reasonable and necessary cooperation in connection with any such suit, proceeding or action, including, without limitation, joining as a necessary party.

     (b) Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right but shall in no way be obligated to file applications for protection of the Pledged Collateral and/or bring suit in the name of Pledgor, the Secured Party or the Secured Party to enforce the Pledged Collateral and any license thereunder; in the event of such suit, Pledgor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all documents required by the Secured Party in aid of such enforcement and Pledgor shall promptly, upon demand, reimburse and indemnify the Secured Party, as the case may be, for all reasonable costs and expenses incurred by the Secured Party in the exercise of its rights under this Section
13. In the event that the Secured Party shall elect not to bring suit to enforce the Pledged Collateral, Pledgor agrees to use all measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, counterfeiting or other diminution in value of any of the Pledged Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any person so infringing necessary to prevent such infringement as is in the reasonable business judgment of Pledgor necessary to protect the Pledged Collateral and the Secured Party shall provide, at Pledgor's expense, all necessary and reasonable assistance to Pledgor to maintain such action.

     Section 14. MODIFICATIONS IN WRITING. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be in writing and signed by the Secured Party. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Loan Document, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

     Section 15. TERMINATION; RELEASE. When all the Secured Obligations (other than Secured Obligations in the nature of continuing Indemnitee or expense reimbursement obligations not yet due and payable) have been paid in full and have been terminated and the Revolving Credit Loan Commitments of the Secured Party to make any Loan under the Credit Agreement have expired, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Secured Party shall, upon the request and at the expense of Pledgor, forthwith assign, transfer and deliver to Pledgor against receipt and without recourse to or warranty by the Secured Party, such of the Pledged Collateral to be released (in the case of a release) as may be in the possession of the Secured Party and as shall not have been sold or otherwise applied pursuant to the terms hereof, on the order of and at the expense of Pledgor, and proper instruments (including UCC termination statements on Form UCC-2 and documents suitable for recordation in the United States Patent and Trademark Office, the United States Copyright Office or similar domestic or foreign authority) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

     Section 16. REINSTATEMENT. Notwithstanding the provisions of Section 15, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

     Section 17. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Secured Party.

     Section 18. NOTICES. Unless otherwise provided herein or in the Credit Agreement (with respect to the Secured Party), any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail, if to Pledgor, addressed to it at the address set forth in the Credit Agreement, if to the

Secured Party, addressed to it at the address set forth on the signature page of this Agreement, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 18. All such notices and other communications shall be deemed to have been given when delivered in person, or received by telecopy or telex; or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to the Secured Party shall not be effective until received by the Secured Party.

     Section 19. CONTINUING SECURITY INTEREST; ASSIGNMENT. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(a) remain in full force and effect until the payment in full in cash of all Secured Obligations, and release in accordance with section 15 of this Agreement if in accordance with the provisions of the Credit Agreement, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause 19(c), any the Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

     SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR INTELLECTUAL PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS.

     SECTION 21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF

FORUM NON CONVENIENCE, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. IN THE EVENT THAT PLEDGOR DESIGNATES AND APPOINTS ANY PERSON AS ITS AGENT AND SUCH PERSON IRREVOCABLY AGREES IN WRITING TO SO SERVE AS PLEDGOR'S AGENT TO RECEIVE ON PLEDGOR'S BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE IS HEREBY ACKNOWLEDGED BY PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO PLEDGOR AT ITS ADDRESS PROVIDED FOR IN SECTION 18 HEREOF. IF ANY AGENT APPOINTED BY PLEDGOR REFUSES TO ACCEPT SERVICE, PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 22. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 23. EXECUTION IN COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

     Section 24. HEADINGS. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 25. OBLIGATIONS ABSOLUTE. To the extent permitted by applicable law, all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

     (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition liquidation or the like of Pledgor or any subsidiary of Pledgor;

     (b) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

     (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations; or

     (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 14 hereof.

     Section 26. FUTURE ADVANCES. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         RUBIO'S RESTAURANTS, INC.
                         Pledgor



                         By:
                            --------------------------------------
                              Name:
                              Title:


                        BANKBOSTON, N.A.


                         By:
                            --------------------------------------
                              Name:
                              Title:

                                     SCHEDULE A

                             RUBIO'S RESTAURANTS, INC.

 Matter #   Opened      Description
 --------   ------      -----------
 0337005    5/22/86     "HOME OF THE FISH TACO" (U.S. SM)
                             Reg. No.:  1,429,640

 0337007    5/22/86     "STYLIZED REPRESENTATION OF A FISH CHARACTER"
                             (U.S. SM)  Reg. No.:  1,427,957

 0337009    1/21/88     "RUBIO'S" (CA SM)

 0337011    1/21/88     "RUBIO'S" & DESIGN (U.S. SM)
                             Reg. No.:  1,503,438

 0337014    8/5/88      "PESKY" (CARTOON CHARACTER) (CA SM)
                             Reg. No.:  088,641

 0337015    8/5/88      "TEAM PESKY" & DESIGN (CA SM)
                             Reg. No.:  089,467

 0337016    2/10/92     "RUBIO'S" & DESIGN (U.S TM)
                             Reg. No.:  1,843,810

 0337017    4/7/92      "PESKY" & DESIGN (U.S TM)
                             Reg. No.:  1,753,012

 0337019    2/2/93      "HEALTH MEX" (U.S. SM)
                             Reg. No.:  1,842,535

 0337021    11/1/94     "BEST OF BAJA" (U.S. SM)
                             Reg. No.:  1,974,667

 0337022    4/20/95     "RUBIO'S" & DESIGN (U.S. TM)
                             Reg. No.:  1,973,747

 0337023    4/20/95     "HEALTH MEX" (U.S. ITU TM)
                             SN:  74/670,967 - FILED:  5/8/95

 0337024    4/20/95     "HEALTH MEX" (U.S. TM)
                             Reg. No.:  1,988,288

 0337025    6/26/95     "CABO COMBO" (U.S. TM)
                             SN:  74/723,213 - FILED:  8/13/95

 0337026    8/9/95      "RUBIO'S" AND DESIGN (MEXICO SM)
                             SN:  240,200 - FILED:  8/16/95

 0337027    10/1/96     "BAJA GRILL" (U.S. TM) (ASSIGNED FROM VON'S)
                             Reg. No.:  1,850,443

  (Original - 12/4/92)


                                                                   EXHIBIT G

                                  LANDLORD WAIVER

     The undersigned, ____________, under  ____________, dated ____________,, recorded in ____________, Registry of Deeds in Book ____________, Page ____________, ("the Landlord"), with a principal office ____________, is the Landlord under the certain lease, dated ____________, as amended ____________, which, expires ____________,(the "Lease") with ____________,(the "Borrower") covering certain property (the "Leased Premises") located at ____________, and more fully described in the Lease. The Landlord represents that the Lease in the form attached hereto as EXHIBIT A, is in full force and effect and has not been assigned, modified, supplemented or amended in any way, [except], that no lien exists on the property, and that it is unaware of any current condition constituting a default under the Lease or which would permit Landlord to terminate the Lease.

     It is understood and acknowledged that BANKBOSTON, N.A. (the "Bank") has entered into an Revolving Credit and Term Loan Agreement (the ____________ "Credit Agreement") and related documents and instruments (collectively, the "Loan Documents") with the Borrower, secured, INTER ALIA, by all of the Borrower's tangible and intangible personal property, now owned or hereafter acquired, as set forth on Schedule A hereto (collectively, the "Collateral").

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord does hereby waive any and all rights in the Collateral which the Landlord may have under statute, case law or by contract and hereby agrees that the Collateral shall remain personal property of the Borrower at all times, notwithstanding that the Collateral, or any part thereof, may now be or hereafter become in any manner affixed or attached to, or embedded in, or permanently resting on, real property or any building thereon, or attached in any manner to that which is permanent by any means.

     The Landlord at all times during the term of the Lease shall permit the Bank and its agents and representatives to come on to the Leased Premises to dispose of, remove or conduct the sale of the Collateral, and further agrees that if the Landlord shall commence any action to gain possession of the Leased Premises or to terminate the Lease, that it shall notify the Bank of such action and shall permit the Bank and its agents and representatives to come on the Leased Premises after the Landlord has regained possession of the Leased Premises to dispose of, remove or conduct the sale of the Collateral for up to sixty (60) days upon payment of the basic rent due under the Lease (as in effect immediately prior to such repossession by the Landlord) on a per diem basis for the number of days the Bank is in possession, unless the Borrower has already paid for such period. The Bank shall use due care during any such period in which it is on the Leased Premises and shall, in a workman like manner, repair any damage caused to the Leased Premises by the Bank's removal of the Collateral from the Leased Premises.

     The Landlord further agrees that it will notify the Bank if the Borrower defaults on its obligations under the Lease and allow the Bank ten (10) days from the Bank's receipt of such notice to cure or cause the Borrower to cure any payment default and thirty
(30) days from its receipt of notice to cure or cause the Borrower to cure any other such defaults.

     Without limiting the foregoing, nothing contained herein shall limit or modify the current or future obligations of any nature due from the Borrower to the Lender.

     IN WITNESS WHEREOF, the Landlord has executed these presents this __ day of _____________, 1998.

                              By:
                              Title:

Accepted and Agreed to:

BANKBOSTON, N.A.

By:  Debra Zurka
Its: Director

                                     EXHIBIT H

                             MONTHLY RESTAURANT REPORTS



                              TO COME FROM BANKBOSTON

EXHIBIT I

                               COMPLIANCE CERTIFICATE
                                         OF
                             RUBIO'S RESTAURANTS, INC.
                        RUBIO'S RESTAURANTS OF NEVADA, INC.

BankBoston, N.A.,
100 Federal Street
Boston, MA 02110
Attention: Debra Zurka

Ladies and Gentlemen:

     As required by Section 5.1(d) of the Revolving Credit and Term Loan
Agreement dated as of May   , 1998 (the "Credit Agreement") among Rubio's
Restaurants, Inc and Rubio's Restaurants of Nevada, Inc. and BankBoston, N.A., a review of the activities of the Borrower for the fiscal year and/or fiscal quarter and/or calendar month ending ___________, _____ (the "FISCAL PERIOD") has been made under my supervision to determine whether the Borrower has performed and/or maintained all of its obligations under the Credit Agreement. Based upon such review, I hereby certify to you, as a Senior Officer, that the Borrower has performed and maintained all such Obligations under the Credit Agreement for the Fiscal Period and, to the best of my knowledge, no event has occurred that constitutes a Default or an Event of Default as defined in the Credit Agreement.

     As required by Section [5.1(a)][5.1(b)][5.1 (c)] of the Credit Agreement, financial statements of the Company (the "FINANCIAL STATEMENTS") for the Fiscal Period and other information required by such sections accompany this certificate. The Financial Statements present fairly the financial position of the Credit Parties as of the date thereof and the statements of operation of the Credit Parties for the Fiscal Period covered thereby. No change in GAAP or in the application thereof has occurred since the date of the financial statements delivered pursuant to Section 3.4 (a)(ii) of the Credit Agreement.

     I further certify to you, as a Senior Officer, that the figures set forth below accurately represent the amounts required to be calculated under the various provisions or covenants of the Credit Agreement, each as of the last day of the Fiscal Period unless otherwise indicated.

A.   USE OF PROCEEDS (Section 5.10)

1.   Revolving Loan for Working Capital Purposes       $              (4)
                                                       ---------------
2.   Total Restaurants
                                                       ---------------
3.   Number open more than nine months
                                                       ---------------
4.   Number with Positive Store Cash Flow                             (5)
                                                       ---------------
5.   Percentage of A4 divided by A3
                                                       ---------------
6.   Total Outstanding Revolving Loans during
     period                                            $
                                                       ---------------
7.   Highest total outstanding Revolving Loans
     during the period                                 $
                                                       ---------------
B.   FIXED CHARGED COVERAGE RATIO (Section 6.9(a)) REQUIRED ___:1.00

1.   CONSOLIDATED CASH FLOW (for Four Fiscal Quarter Ending on __/__/__):

     Consolidated Net Income                           $
                                                       ---------------
     PLUS deductions for cash income taxes
     and tax payments during period                    $
                                                       ---------------
     PLUS Interest Expense                             $
                                                       ---------------
     PLUS depreciation and amortization                $
                                                       ---------------
     PLUS non-cash income or charges                   $
                                                       ---------------
     PLUS Consolidated Rental Expenses                 $
                                                       ---------------
     EBITDAR                                                                  $
                                                                              ---------------
     EBITDAR

     LESS cash payments of taxes                       $
                                                       ---------------
     PLUS net proceeds of Dispositions                 $
                                                       ---------------
     LESS aggregate amount of Maintenance

------------------
(4) Not to exceed $1,000,000 at any time

(5) As shown on Exhibit H appended hereto for the month ending at the current fiscal period.

     Capital Expenditures                              $
                                                       ---------------
     Operating Cash Flow                               $
                                                       ---------------

2.   Consolidated Financial Obligations (for the four quarters ending as of __/__/__):

     a.   Regular Schedule Principal Payments          $
                                                       ---------------
     b.   Payments on Capital Leases                   $
                                                       ---------------
     c.   Consolidated Rental Expense                  $
                                                       ---------------
     d.   Interest Expense                             $
                                                       ---------------

     CONSOLIDATED FINANCIAL OBLIGATIONS (a+b+c+d)                             $
                                                                              ---------------

FIXED CHARGE COVERAGE RATIO
(Ratio of Consolidated Cash Flow to Consolidated Financial Obligations)
                                                                              ---------------

C.   MINIMUM INTEREST COVERAGE RATIO (Section 6.9(b)) REQUIRED: 5.00:1.00

1.   EDITDA
     (for four fiscal quarters Ending on __/__/__):

     FOUR QUARTER EBITDA (EBITDAR less
     Consolidated Rental Expense)                                             $
                                                                              ---------------

2.   INTEREST EXPENSE
     (for Four Fiscal Quarters Ending on __/__/__):


     Interest Expense                                  $
                                                       ---------------

MINIMUM INTEREST COVERAGE RATIO    _______________
(Ratio of EBITDA to Interest Expense)
                                                                              ---------------

D.   MAXIMUM TOTAL LEVERAGE RATIO (Section 6.9(c)) REQUIRED: ______:1.00

1.   Consolidated Funded Debt (as of __/__/__):

     a.   Obligations for borrowed money              $
                                                       ---------------

     b.   Obligations for differed purchase            $
                                                       ---------------
     c.   Capital Lease Obligations                    $
                                                       ---------------
     d.   Letters of Credit                            $
                                                       ---------------
     e.   Secured by Liens                             $
                                                       ---------------
     f.   Guaranties                                   $
                                                       ---------------

     Consolidated Funded Debt (a+b+c+d+e+f)                                   $
                                                                              ---------------

2.   CONSOLIDATED EDITDA
     (as of __/__/__)

     Consolidated EBITDA                               $
                                                       ---------------

MAXIMUM TOTAL LEVERAGE RATIO
(Ratio of Consolidated Funded Debt to Consolidated EBITDA)

                                                                              ---------------
Maximum Leverage Ratio required
                                                                              ---------------

E.   CAPITAL EXPENDITURES (Section 6.9 (d)) PERMITTED:$______________ Number of
     New Restaurants Permitted ________
     (for Period Ending on __/__/__):

     Total Capital Expenditures to Date for fiscal year $
                                                         ---------------

     Total Number of Restaurant opened fiscal year to date
                                                          ---------------

     Terms used herein shall have the meanings ascribed to them in the Credit
Agreement dated as of May    , 1998 among Rubio's Restuarants, Inc. and Rubio's
Restaurants of Nevada, Inc. and BankBoston, N.A.

                                   RUBIO'S RESTAURANTS. INC

     __,  ______                   By:____________________________
                                   Name:
                                   Title:

                        FIRST AMENDMENT TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of April 1, 1999 (this "AMENDMENT"), among RUBIO'S RESTAURANTS, INC AND RUBIO'S RESTAURANTS OF NEVADA (collectively the "BORROWERS") and BANKBOSTON, N.A., (the "Bank").

     WHEREAS, pursuant to the Credit Agreement (as defined below), the Bank has agreed to make Revolving Credit Loans and a Term Loan to the Borrower as provided in the Credit Agreement ( as defined below);

     WHEREAS, the Borrower and the Bank wish to revise certain provisions of the Credit Agreement as provided below lowering the interest rate, lowering the unused commitment fee and permitting the Borrower to engage in an IPO, as defined in the Credit Agreement (as defined below), without repaying the Term Loan;

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

           1.  REFERENCE TO CREDIT AGREEMENT.

     Reference is made to the Revolving Credit and Term Loan Agreement dated as of May 13, 1998 (as the same may be further amended and restated from time to time, the "CREDIT AGREEMENT") among the Borrower and the Bank.
Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

           2.  AMENDMENTS.

     The Borrower and the Bank agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     (a)  AMENDMENT OF SECTION 2.6 (b) (v) OF THE CREDIT AGREEMENT.  Section
2.6 (b) (v) is deleted in its entirety.

     (b) AMENDMENT TO SECTION 2.8 (a) OF THE CREDIT AGREEMENT. The following is hereby substituted for Section 2.8 (a) of the Credit Agreement:

          2.8 (a)   The Borrower agrees to pay to the Bank on the daily average unused amount of the respective Revolving Credit Commitment, during each fiscal quarter from and including the Closing Date any unused commitment fees equal to .375% per annum. Accrued commitment fees shall be payable in arrears on each Quarterly Date commencing on the first such date occurring after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) AMENDMENT OF SECTIONS 2.9 (a) AND (b) OF THE CREDIT AGREEMENT. The following is hereby substituted for Section 2.9 (a) and (b) of the Credit
Agreement:

           (a) The Loans comprising Revolving Credit Loans and Term Loans at the Base Rate shall bear interest at a rate per annum equal to the Adjusted Base Rate PLUS .75% per annum or the Adjusted Base Rate PLUS 1.00% for all Revolving Credit Loans if there is no pledge of the stock of the Borrower to the Bank.

          (b) The Loans comprising Revolving Credit Loans and Term Loans at the LIBO Rate shall bear interest of a rate per annum equal to the Adjusted LIBO Rate plus 2.50% per annum; provided that, if there is no pledge of the stock of the Borrower to the Bank, Revolving Credit Loans which are at the LIBO Rate shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 3.00% per annum.

     (d) AMENDMENT OF SECTION 6.4 OF THE CREDIT AGREEMENT. Section 6.4 of the Credit Agreement is amended by adding the following to the end thereof:

          Notwithstanding the foregoing, an IPO shall not be a violation of any of the provisions of this Section 6.4.

     (e) AMENDMENT OF SECTION 6.8 OF THE CREDIT AGREEMENT. Section 6.8 of the Credit Agreement is amended to read as follows:

          6.8 DISTRIBUTIONS. The Borrower shall not ISSUE additional shares of any class except as provided in SCHEDULE 6.8 hereof or in conjunction with an IPO.

     (f) AMENDMENT OF SECTION 7.1 (m) OF THE CREDIT AGREEMENT. Section 7.1(m) of the Credit Agreement is amended to read as follows:

               (m) the failure of the current holders of the common stock of the Borrower (x) to own collectively, beneficially and of record, at least 66% of the capital stock of the Borrower or (y) to control at least 66% of the voting rights in the Borrower; PROVIDED that upon the death of any of the foregoing, no Event of Default shall occur if such stock or interest is transferred to members of the deceased's immediate family or such person's personal representative and it shall not be an Event of Default if the common stock ownership is reduced after and as part of an IPO.

           3.  NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC.

     The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in th the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that Schedule 3.12 shall no longer be accurate after and IPO and will no longer need to be updated after an IPO; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed thereunder; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

           4.  CONDITIONS TO THIS AMENDMENT.

     Concurrently herewith (and as conditions to the Bank's consent to this Amendment), the Borrower will furnish the Bank with the following:

     (a) Appropriate corporate resolutions, if necessary, and such other certificates, instruments and documents as the Bank may reasonably request for the purpose of implementing or effectuating the provisions of the Credit Agreement, as hereby amended, or this Amendment.

     (b) Such other documents and instruments as the Bank may reasonably require in order to put this Amendment into full force and effect.

           5.  MISCELLANEOUS.

     (a) Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

     (b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

     (c) This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (d)  This Amendment shall be effective as of April 1, 1999.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

                                   RUBIO'S RESTAURANTS, INC.


                                   By    /s/ Ralph Rubio
                                     -------------------------------------
                                   Name: Ralph Rubio
                                   Title:  President


                                   RUBIO'S RESTAURANTS OF NEVADA,
                                   INC.


                                   By    /s/ Robert Rubio
                                     -------------------------------------
                                   Name: Robert Rubio
                                   Title:  President


                                   BANKBOSTON, N.A.


                                   By    /s/ Debra Zurka
                                     -------------------------------------
                                   Name: Debra Zurka
                                   Title: Director


                                      -3-